                                                                    EXHIBIT 10.3

                                CREDIT AGREEMENT

                          NORTHSTAR ENERGY CORPORATION

                                       AND

                            DEVON CANADA CORPORATION

                                  AS BORROWERS

                                       AND

                               RBC CAPITAL MARKETS

                                   AS ARRANGER

                                       AND

                              ROYAL BANK OF CANADA

                             AS ADMINISTRATIVE AGENT

                                       AND

                         CERTAIN FINANCIAL INSTITUTIONS

                                   AS LENDERS

                                CDN. $140,000,000

                                  JULY 25, 2002
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                                TABLE OF CONTENTS
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ARTICLE 1 ADVANCES
         1.1      Commitments to Make Advances...................................................................     1
         1.2      Requests for New Advances......................................................................     2
         1.3      Continuations and Conversions of Existing Advances.............................................     4
         1.4      Repayments.....................................................................................     5
         1.5      Interest Rates and Fees........................................................................     6
         1.6      Extension of Maturity Date.....................................................................     8
         1.7      Non-Accepting Lender...........................................................................     8
         1.8      Use of Proceeds................................................................................     9
         1.9      Residency of Lenders...........................................................................     9

ARTICLE 2 BANKERS' ACCEPTANCES AND LETTERS OF CREDIT
         2.1      Creation of Bankers' Acceptances...............................................................     9
         2.2      Terms of Acceptance by the Lenders.............................................................     9
         2.3      General Procedures for Bankers' Acceptances....................................................    11
         2.4      Execution of Bankers' Acceptances..............................................................    12
         2.5      Letters of Credit..............................................................................    12
         2.6      Reimbursement Obligations......................................................................    15
         2.7      Obligations Absolute re Letters of Credit......................................................    17
         2.8      Direct Letter of Credit Payments...............................................................    18
         2.9      Collateral.....................................................................................    19

ARTICLE 3 PAYMENTS TO LENDERS
         3.1      General Procedures.............................................................................    20
         3.2      Change in Law; Gross Up; Increased Cost and Reduced Return.....................................    21
         3.3      Limitation on Types of Loans...................................................................    23
         3.4      Illegality.....................................................................................    23
         3.5      Treatment of Affected Loans....................................................................    23
         3.6      Compensation...................................................................................    24
         3.7      Change of Applicable Lending Office............................................................    24
         3.8      Replacement of Lenders.........................................................................    24
         3.9      Other Taxes....................................................................................    25
         3.10     Currency Conversion and Currency Indemnity.....................................................    25
         3.11     Evidence of Indebtedness.......................................................................    26

ARTICLE 4 CONDITIONS PRECEDENT TO ADVANCES
         4.1      Documents to be Delivered......................................................................    26
         4.2      Additional Conditions Precedent to First Advance...............................................    27
         4.3      Additional Conditions Precedent to all Advances................................................    28

ARTICLE 5 REPRESENTATIONS AND WARRANTIES
         5.1      No Default.....................................................................................    28
         5.2      Organization and Good Standing.................................................................    28
         5.3      Authorization..................................................................................    28
         5.4      No Conflicts or Consents.......................................................................    28
         5.5      Enforceable Obligations........................................................................    29
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         5.6      Full Disclosure................................................................................    29
         5.7      Litigation.....................................................................................    30
         5.8      Environmental and Other Laws...................................................................    30
         5.9      Borrowers' Subsidiaries........................................................................    30
         5.10     Title to Properties; Licenses..................................................................    30
         5.11     Solvency.......................................................................................    31

ARTICLE 6 AFFIRMATIVE COVENANTS OF BORROWERS
         6.1      Payment and Performance........................................................................    31
         6.2      Books, Financial Statements and Reports........................................................    31
         6.3      Other Information and Inspections..............................................................    32
         6.4      Notice of Material Events......................................................................    33
         6.5      Maintenance of Properties......................................................................    33
         6.6      Maintenance of Existence and Qualifications....................................................    34
         6.7      Payment of Trade Liabilities, Taxes, etc.......................................................    34
         6.8      Insurance......................................................................................    34
         6.9      Performance on Borrowers' Behalf...............................................................    34
         6.10     Interest.......................................................................................    34
         6.11     Compliance with Law............................................................................    35
         6.12     Environmental Matters..........................................................................    35
         6.13     Bank Accounts; Offset..........................................................................    35

ARTICLE 7 NEGATIVE COVENANTS OF BORROWERS
         7.1      Indebtedness...................................................................................    36
         7.2      Limitation on Liens............................................................................    37
         7.3      Limitation on Mergers..........................................................................    37
         7.4      Limitation on Issuance of Securities by Subsidiaries of US Parent;
                     Ownership of certain Restricted Subsidiaries by US Parent...................................    38
         7.5      Transactions with Affiliates...................................................................    38
         7.6      Funded Debt to Total Capitalization............................................................    38

ARTICLE 8 EVENTS OF DEFAULT AND REMEDIES
         8.1      Events of Default..............................................................................    39
         8.2      Remedies.......................................................................................    41

ARTICLE 9 AGENT
         9.1      Appointment, Powers, and Immunities............................................................    41
         9.2      Reliance by Agent..............................................................................    42
         9.3      Defaults.......................................................................................    43
         9.4      Rights as Lender...............................................................................    43
         9.5      Indemnification................................................................................    43
         9.6      Non-Reliance on Agent and Other Lenders........................................................    43
         9.7      Administrative Agent in its Individual Capacity................................................    44
         9.8      Sharing of Set-Offs and Other Payments.........................................................    44
         9.9      Investments....................................................................................    44
         9.10     Benefit of Article 9...........................................................................    45
         9.11     Resignation....................................................................................    45

ARTICLE 10 MISCELLANEOUS
         10.1     Waivers and Amendments; Acknowledgments........................................................    45
         10.2     Survival of Agreements; Cumulative Nature......................................................    47
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         10.3     Notices........................................................................................    48
         10.4     Payment of Expenses; Indemnity.................................................................    48
         10.5     Parties in Interest............................................................................    49
         10.6     Assignments and Participations.................................................................    50
         10.7     Confidentiality................................................................................    52
         10.8     Governing Law; Submission to Process...........................................................    52
         10.9     Waiver of Judgment Interest Act (Alberta)......................................................    53
         10.10    Deemed Reinvestment Not Applicable.............................................................    53
         10.11    Limitation on Interest.........................................................................    53
         10.12    Termination; Limited Survival..................................................................    54
         10.13    Severability...................................................................................    54
         10.14    Counterparts; Fax..............................................................................    54
         10.15    Waiver of Jury Trial, Punitive Damages, etc....................................................    55
         10.16    Defined Terms..................................................................................    55
         10.17    Annex I, Exhibits and Schedules; Additional Definitions........................................    55
         10.18    Amendment of Defined Instruments...............................................................    55
         10.19    References and Titles..........................................................................    56
         10.20    Calculations and Determinations................................................................    56
         10.21    Construction of Indemnities and Releases.......................................................    56
         10.22    Separate Obligations...........................................................................    56

SCHEDULES AND EXHIBITS:

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Annex I           -        Defined Terms
Annex II          -        Lenders Schedule

Schedule 1        -        Disclosure Schedule
Schedule 2        -        Surety Bonds & Letters of Credit
Schedule 3        -        Existing Indebtedness and Funding Commitments

Exhibit A         -        Borrowing Notice
Exhibit B         -        Continuation/Conversion Notice
Exhibit C         -        Certificate Accompanying Financial Statements
Exhibit D         -        Opinion of Counsel for Restricted Persons
Exhibit E         -        Assignment and Assumption Agreement
Exhibit F         -        Letter of Credit

                                CREDIT AGREEMENT

            THIS CREDIT AGREEMENT (this "AGREEMENT") is made as of July 25, 2002, by and among Northstar Energy Corporation, an Alberta corporation, and Devon Canada Corporation, an Alberta corporation (herein collectively called "BORROWERS" and individually a "BORROWER"), Royal Bank of Canada, acting through its Agent's Branch of Account, individually and as administrative agent (herein called "AGENT"), and the Lenders party to, and as defined under, this Credit Agreement.

            The Borrowers have requested the Lenders to make certain credit facilities available to the Borrower and the Lenders, subject to the terms and conditions of this Credit Agreement, have agreed to make such credit facilities available. Accordingly, in consideration of the credit facilities which may hereafter be made by Lenders to Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Agent and Lenders hereby agree as follows:

                                    ARTICLE 1
                                    ADVANCES

1.1 COMMITMENTS TO MAKE ADVANCES

(a) ADVANCES: Subject to the terms and conditions hereof, each Lender agrees to extend credit to each Borrower by:

      (i) advancing funds to the applicable Borrower specified in a Borrowing Notice (herein called such Lender's "LOANS";

      (ii) by accepting or purchasing drafts of Bankers' Acceptances issued under this Agreement by the applicable Borrower specified in a Borrowing Notice (herein called such Lender's "BANKERS' ACCEPTANCES"); and

      (iii) issuing Letters of Credit executed by the Agent as attorney for and on behalf of the Lender (the "DIRECT LETTERS OF CREDIT") or, in the circumstances set out in the second sentence of Section 2.5(a), issued by the Fronting Lender for the account of the Lender (the "FRONTED LETTERS OF CREDIT"), in each case requested by the applicable Borrower specified in a Borrowing Notice (the Direct Letters of Credit and Fronted Letters of Credit are herein collectively called such Lender's "LETTERS OF CREDIT");

      (each Lender's Loans, Bankers' Acceptances and Letters of Credit are herein collectively called such Lender's "ADVANCES") upon the applicable Borrower's request from time to time prior to the Maturity Date, provided that:

      (iv) subject to Sections 1.1(b), 2.2, 3.3, 3.4 and 3.5, all Lenders are requested to make Advances of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing;

      (v) subject to Section 2.2(f)(i),such Lender's Percentage Share of the Facility Usage shall never exceed such Lender's Percentage Share of the Maximum Credit Amount; and

      (vi) the aggregate amount of the Facility Usage outstanding shall never exceed the Maximum Credit Amount.
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                                       2


      The aggregate amount of all Advances in any Borrowing must be an integral multiple of $1,000,000 in the Applicable Currency (other than in the case of Letters of Credit) which equals or exceeds $5,000,000 in the Applicable Currency (other than in the case of Letters of Credit) or must equal the unadvanced portion of the Maximum Credit Amount. Each Borrower may have no more than ten Borrowings of US Dollar Eurodollar Loans and Bankers' Acceptances outstanding at any time. Advances by way of Letters of Credit shall be in a minimum aggregate amount of $100,000 in the Applicable Currency.

(b) PRO-RATA TREATMENT OF ADVANCES: Each Advance shall be made available by each Lender and all repayments and reductions in respect thereof shall be made and applied in a manner so that the Advances outstanding hereunder to each Lender will, to the extent possible, thereafter be pro rata in accordance with such Lender's Percentage Share. The Agent is authorized by each Borrower and each Lender to determine, in its sole and unfettered discretion, the portion of each Advance and each Type of Advance to be made available by each Lender and the application of repayments and reductions of Advances to give effect to the provisions of this Agreement, provided that no Lender shall, as a result of any such determination, have a Percentage Share of the Advances which is in excess of its Percentage Share of the Maximum Credit Amount.

(c) EXISTING LETTERS OF CREDIT: The Borrowers, the Lenders and the Agent, as Fronting Lender, agree that the letters of credit described in Schedule 4 hereto shall, on the date this Agreement becomes effective, be deemed to be outstanding hereunder as Fronted Letters of Credit issued by the Agent, as Fronting Lender, on the date this Agreement becomes effective at the request and for the account of the applicable Borrower described in
      Schedule 4 hereto with respect to each such letter of credit (such letters of credit being the "CONTINUED LETTERS OF CREDIT"). The Borrowers agree that they shall use their reasonable commercial efforts to replace the Continued Letters of Credit with Direct Letters of Credit as soon as reasonably possible after this Agreement becomes effective.

1.2 REQUESTS FOR NEW ADVANCES

            The applicable Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans, Bankers' Acceptances or Letters of Credit. Each such notice constitutes a "BORROWING Notice" hereunder and must:

(a)   specify:

      (i) the aggregate amount of any such Borrowing of new US Base Rate Loans and the date on which such US Base Rate Loans are to be advanced;

      (ii) the aggregate amount of any such Borrowing of Prime Rate Loans and the date on which such Prime Rate Loans are to be advanced;

      (iii) the aggregate amount of any such Borrowing of new US Dollar Eurodollar Loans, the date on which such US Dollar Eurodollar Loans are to be advanced (which shall be the first day of the Eurodollar Interest Period which is to apply thereto), and the length of the applicable Eurodollar Interest Period;

      (iv) the aggregate amount of any such Borrowing by way of Bankers' Acceptances (subject to Section 2.2(f)), and the date on which such Bankers' Acceptances are to be accepted and the maturity of such Bankers' Acceptances; or
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                                       3


      (v)   with respect to Letters of Credit, comply with the provisions of
            Section 2.5; and

(b)   be received by Agent not later than 12:00 noon, Toronto, Ontario time, on:

      (i) the Business Day preceding the day on which any such US Base Rate Loans or Prime Rate Loans are to be made;

      (ii) the third Business Day preceding the day on which any such US Dollar Eurodollar Loans are to be made; or

      (iii) the Business Day preceding the day on which any such Bankers' Acceptances are to be issued, or

      (iv) the second Business Day before such Letters of Credit are to be issued.

Each such written request or confirmation must be made in the form and substance of the "BORROWING NOTICE" attached hereto as Exhibit A, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by the applicable Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof not later than 5:00 p.m. Toronto, Ontario time on the day it receives such Borrowing Notice from the applicable Borrower if it receives such Borrowing Notice by 12:00 noon, Toronto, Ontario time, otherwise on the next Business Day. Each Borrowing Notice shall be irrevocable and binding on the applicable Borrower. If all conditions precedent to such new Advances have been met:

      (c) each Lender will on the date requested promptly remit to Agent by 1:00 p.m. Toronto, Ontario time its Loans to Agent's Branch of Account in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to the applicable Borrower; or

      (d) each Lender will accept drafts of Bankers' Acceptances on the date requested in accordance with Sections 2.1, 2.2 and 2.3; or

      (e) the Agent, on behalf of the Lenders or, if applicable, the Fronting Lender, shall execute and issue Letters of Credit on the date requested in accordance with Section 2.5.

Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Advance, Agent may in its discretion assume that such Lender has made such Advance available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Advance available to the applicable Borrower. If and to the extent such Lender shall not so make its new Advance available to Agent, such Lender and the applicable Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Advance together with interest thereon, for each day from the date such amount was made available to the applicable Borrower until the date such amount is paid or repaid to Agent, with interest at either the Prime Rate, if such Lender is making such payment and the interest rate applicable at the time to the other new Advances made on such date, if a Borrower is making such repayment, provided that Agent gave notice of the terms of the Borrowing Notice to such Lender in accordance with the terms of this Section 1.2. If neither such Lender nor such Borrower pays or repays to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from the applicable Borrower, on demand, interest on such Advance at the Default Rate applicable thereto,
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                                       4


calculated from the date such amount was made available to such Borrower. The failure of any Lender to make any new Advance to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Advance, but no Lender shall be responsible for the failure of any other Lender to make any new Advance to be made by such other Lender.

1.3 CONTINUATIONS AND CONVERSIONS OF EXISTING ADVANCES

            Subject to the terms of Section 2.3 with respect to Bankers' Acceptances, the applicable Borrower may make the following elections with respect to Advances already outstanding under this Agreement:

(a) to convert any Type of Advance to any other Type of Advance, provided that any such Conversion of any US Dollar Eurodollar Loan must be made on the last day of the Eurodollar Interest Period applicable thereto and any such Conversion of a Bankers' Acceptance must be made on the date of maturity thereof;

(b) to continue US Dollar Eurodollar Loans beyond the expiration of such Eurodollar Interest Period by designating a new Eurodollar Interest Period to take effect at the time of such expiration, and to rollover any existing Bankers' Acceptance by designating the new maturity date applicable thereto; and

(c) a Letter of Credit may not be converted to another Type of Advance except as a result of a presentation of a Letter of Credit for payment in whole or in part.

In making such elections, the applicable Borrower may combine existing Advances made pursuant to separate Borrowings into one new Borrowing or divide existing Advances made pursuant to one Borrowing into separate new Borrowings, provided that each Borrower may have no more than ten Borrowings of US Dollar Eurodollar Loans and Bankers' Acceptances outstanding at any time. To make any such election, the applicable Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Advances, with a separate notice given for each new Borrowing. Each such notice constitutes a "CONTINUATION/CONVERSION NOTICE" hereunder and must:

(d) specify the existing Advances made under this Agreement which are to be continued or converted;

(e)   specify:

      (i) the aggregate amount of any Borrowing of US Base Rate Loans or Prime Rate Loans into which such existing Advances are to be continued or converted and the date on which such Continuation or Conversion is to occur; or

      (ii) the aggregate amount of any Borrowing of US Dollar Eurodollar Loans into which such existing Advances are to be continued or converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Eurodollar Interest Period which is to apply to such US Dollar Eurodollar Loans), and the length of the applicable Eurodollar Interest Period; or

      (iii) the amount of any Borrowing of Bankers' Acceptances into which such existing Advances are to be continued or converted, the date on which such Continuation or Conversion is to occur, and the maturity of such Bankers' Acceptances; and

(f)   be received by Agent not later than 12:00 noon, Toronto, Ontario time, on:

      (i) the Business Day preceding the day on which any such Continuation or Conversion to US Base Rate Loans or Prime Rate Loans is to occur; or

      (ii) the third Business Day preceding the day on which any such Continuation or Conversion to US Dollar Eurodollar Loans is to occur; or

      (iii) the Business Day preceding the day on which any such Continuation or Conversion to Bankers' Acceptances is to occur.

            Each such written request or confirmation must be made in the form and substance of the "CONTINUATION/CONVERSION NOTICE" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by the applicable Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on the applicable Borrower. During the continuance of any Default, Borrowers may not make any election to convert existing Advances made under this Agreement into US Dollar Eurodollar Loans or Bankers' Acceptances or continue existing US Dollar Eurodollar Loans made under this Agreement as US Dollar Eurodollar Loans or to rollover existing Bankers' Acceptances into new Bankers' Acceptances. If (due to the existence of a Default or for any other reason) the applicable Borrower fails to timely and properly give or is prevented hereunder from giving any Continuation/Conversion Notice with respect to a Borrowing of existing US Dollar Eurodollar Loans at least three Business Days prior to the end of the Eurodollar Interest Period applicable thereto or the Business Day preceding the maturity date of the Bankers' Acceptance, such US Dollar Eurodollar Loans and Bankers' Acceptances shall automatically be converted into US Base Rate Loans (in the case of US Dollar Eurodollar Loans) or Prime Rate Loans (in the case of Bankers' Acceptances) at the end of such Eurodollar Interest Period or the maturity of such Bankers' Acceptances. No new funds shall be repaid by the applicable Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Advances pursuant to this Section 1.3, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in terms of already outstanding Advances and the interest rate applicable thereto.

1.4 REPAYMENTS

(a) PRIOR TO MATURITY DATE: Subject to the terms and conditions hereof, either Borrower may borrow, repay, and reborrow Advances hereunder prior to the Maturity Date, so long as:

      (i) the applicable Borrower gives notice to Agent by 2:00 p.m., Toronto, Ontario time on the Business Day immediately preceding the date of prepayment (and Agent shall give each Lender notice thereof by 4:30 p.m. Toronto, Ontario time on the date such notice is received from the applicable Borrower if it receives such Borrowing Notice by 11:00 a.m., Toronto, Ontario time, otherwise on the next Business
            Day) and all partial prepayments of principal concurrently paid on the Loans are increments of $1,000,000 in the Applicable Currency and in an aggregate amount greater than or equal to $5,000,000 in the Applicable Currency; and

      (ii) the applicable Borrower pays all amounts owing in connection with the prepayment of any US Dollar Eurodollar Loan owing under Section 3.6.

(b) FINAL PAYMENT: Subject to extension of the Maturity Date as herein provided and subject to Section 2.9, the Maximum Credit Amount shall be reduced to zero on the Maturity Date and all Obligations of the Borrowers to the Lender Parties shall be paid in full on the Maturity Date.

(c) CURRENCY FLUCTUATIONS: Notwithstanding any other provision of this Agreement, if any Advance outstanding is denominated in US Dollars, Agent shall have the right to calculate the outstanding Obligations in Canadian Dollars for all purposes including making a determination from time to time of the available undrawn portion of the Maximum Credit Amount. If following such calculation, Agent determines that the outstanding Obligations determined in Canadian Dollars are greater than 105% of the Maximum Credit Amount at such time, then Agent shall so advise Borrowers and Borrowers shall repay, on the later of five Business Days after such advice and the next applicable Interest Payment Date immediately following such date of calculation, an amount sufficient to eliminate the excess over and above the aggregate amount of the Advances permitted hereby to be outstanding at such time, together with all accrued interest on the amount so paid.

1.5 INTEREST RATES AND FEES

(a) INTEREST RATES: The Loans shall bear interest payable by the applicable Borrower as follows and all accrued and unpaid interest on the Loans shall be due and payable on the applicable Interest Payment Date:

      (i) Each US Base Rate Loan shall bear interest on each day outstanding at the US Dollar Base Rate in effect on such day.

      (ii) Each Prime Rate Loan shall bear interest on each day outstanding at the Prime Rate in effect on such day.

      (iii) Each US Dollar Eurodollar Loan shall bear interest on each day during the related Eurodollar Interest Period at the related US Dollar Eurodollar Rate in effect on the first of such Eurodollar Interest Period plus seventy-five (75) Basis Points.

      (iv) All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

(b) STAMPING FEES: In consideration of each Lender's commitment to accept or participate in Bankers' Acceptances under this Agreement, the applicable Borrower will pay to Agent for the account of such Lender a stamping fee computed at the Stamping Fee Rate multiplied by the face amount of each Bankers' Acceptance accepted by such Lender under this Agreement for the number of days in the term of such Bankers' Acceptance. Such fee shall be due and payable on the date on which such Bankers' Acceptances are accepted and if such Lender is purchasing such Bankers' Acceptance, such fee shall be deducted from the Discount Proceeds paid to the applicable Borrower.

(c)   LETTER OF CREDIT FEES:

      (i) In consideration of each Lender's commitment to issue Direct Letters of Credit under this Agreement or be liable for its Percentage Share of Fronted Letters of Credit under this Agreement, including, without limitation, the Continued Letters of Credit, the applicable Borrower hereby agrees to pay to the Agent, for the ratable account of each Lender (in proportion to such Lender's share of the undrawn and unexpired amounts of all outstanding Letters of Credit), a letter of credit fee (the "LC Fee") computed at the LC Fee Rate multiplied by the average daily aggregate then undrawn and unexpired amount of the Letters of Credit outstanding during the period (or any portion thereof) for which payment is being made issued at the request of such Borrower, payable quarterly in arrears on the last day of each of September, December, March and June in each year commencing September 30, 2002 and on the Maturity Date.

      (ii) In consideration of the Fronting Lender agreeing to issue Fronted Letters of Credit under this Agreement, including, without limitation, the Continued Letters of Credit, the applicable Borrower hereby agrees to pay to the Agent, for the account of the Fronting Lender, a fronting fee (the "LC Fronting Fee") computed at the Fronting Fee Rate multiplied by the average daily aggregate then undrawn and unexpired amount of the Fronted Letters of Credit issued by the Fronting Lender outstanding during the period (or any portion thereof) for which payment is being made issued at the request of such Borrower, payable quarterly in arrears on the last day of each of September, December, March and June in each year commencing September 30, 2002 and on the Maturity Date.

      (iii) If all or any portion of the LC Obligations are required to be collateralized in accordance with Section 2.9, 50% of such LC Fee and LC Fronting Fee to the extent of such collateralized portion shall continue to be paid to the applicable Lenders and the Fronting Lender until such time as the Letter of Credit is presented for payment, replaced or expires undrawn; provided that upon the occurrence of any Event of Default and so long as such Event of Default shall be continuing and shall not have been waived, the LC Fee Rate and LC Fronting Fee shall be increased to 2.75% per annum and the LC Fee and LC Fronting Fee shall be payable on demand. The LC Fee and LC Fronting Fee in respect of each Letter of Credit shall accrue from the Issuance Date thereof until the expiration or termination thereof.

(d) COMMITMENT FEES: In consideration of each Lender's commitment to make Advances under this Agreement, Devon Canada will pay to Agent for the account of each Lender a commitment fee determined on a daily basis by applying a rate of twelve and one-half (12.5) Basis Points per annum to such Lender's Percentage Share of the Maximum Credit Amount less the Facility Usage on each day during the term of this Agreement. These commitment fees shall be due and payable in arrears on the last day of each Fiscal Quarter and on the Maturity Date.

(e) UTILIZATION FEES: In consideration of each Lender's commitment to make Advances under this Agreement, Devon Canada will pay to Agent for the account of each Lender a utilization fee determined on a daily basis by applying a rate of twelve and one-half (12.5) Basis Points per annum to such Lender's Percentage Share of the Facility Usage (but excluding therefrom Facility Usage attributable to Prime Rate Loans and US Base Rate Loans) on each day during the term of this Agreement that the Facility Usage exceeds twenty-five percent (25.0%) of the Maximum Credit Amount. This utilization fee shall be due and payable quarterly in arrears on the last day of each March, June, September and December beginning September 30, 2002 and on the date all Obligations are repaid in full.

(f) AGENT'S FEES: In addition to all other amounts due to Agent under the Loan Documents, Devon Canada will pay fees to Agent as described in a letter agreement of even date herewith between Devon Canada and the Agent.

1.6   EXTENSION OF MATURITY DATE

(a) Borrowers may, at their option and from time to time prior to the Maturity Date, request an offer to extend the Maturity Date by delivering to Agent a Request for an Offer of Extension not more than sixty days and not less than thirty days prior to the then current Maturity Date. Agent shall forthwith provide a copy of the Request for an Offer of Extension to each of the Lenders. Upon receipt from Agent of an executed Request for an Offer of Extension, each Lender shall, within twenty days after the date of such Lender's receipt of such request from Agent, either:

      (i) notify Agent of its acceptance of the Request for an Offer of Extension, and the terms and conditions, if any, upon which such Lender is prepared to extend the Maturity Date; or

      (ii) notify Agent that the Request for an Offer of Extension has been denied, such notice to forthwith be forwarded by Agent to Borrowers to allow Borrowers to seek a replacement lender pursuant to Section
            1.7 (any Lender giving notice of such denial is herein called a "NON-ACCEPTING LENDER"). The failure of a Lender to so notify Agent within such twenty day period shall be deemed to be notification by such Lender to Agent that such Lender has denied Borrowers' Request for an Offer of Extension.

(b) Provided that all Lenders provide notice to Agent under Section 1.6(a) that they accept the Request for an Offer of Extension, or if there are Non-Accepting Lenders, such Lenders shall have been repaid pursuant to
      Section 1.7 or replacement lenders shall have become parties hereto pursuant to Section 1.7 and shall have accepted the Request for an Offer of Extension, such acceptance having common terms and conditions, Agent shall deliver to Borrowers an Offer of Extension incorporating the said terms and conditions. Such offer shall be open for acceptance by Borrowers until the second Business Day immediately preceding the then current Maturity Date. Upon written notice by Borrowers to Agent accepting an outstanding Offer of Extension and agreeing to the terms and conditions, if any, specified therein (the date of such notice of acceptance in Section 1.6 and 1.7 being called the "EXTENSION DATE"), the Maturity Date shall be extended to the date 364 days from the Extension Date and the terms and conditions specified in such Offer of Extension shall be immediately effective.

(c) Borrowers understand that the consideration of any Request for an Offer of Extension constitutes an independent credit decision which each Lender retains the absolute and unfettered discretion to make and that no commitment in this regard is hereby given by a Lender and that any offer to extend the Maturity Date may be on such terms and conditions in addition to those set out herein as the extending Lenders stipulate.

1.7   NON-ACCEPTING LENDER

            Provided that Majority Lenders provide notice to Agent under Section 1.6(a) that they accept the Request for an Offer of Extension, on notice of Borrowers to Agent, Borrowers shall be entitled to choose any of the following in respect of each Non-Accepting Lender prior to the then current Maturity Date:

(a) the Non-Accepting Lender's obligations to make Advances shall be canceled as of the Extension Date, the Maximum Credit Amount shall be reduced by the amount so canceled, and on or prior to the Extension Date, subject to
      Section 2.9, the Borrowers shall repay in full all Obligations then outstanding to the Non-Accepting Lender; or

(b) replace the Non-Accepting Lender by reaching satisfactory arrangements with one or more existing Lenders or new Lenders, for the purchase, assignment and assumption of all Obligations of the Non-Accepting Lender, and such Non-Accepting Lender shall be obligated to sell such Obligations in accordance with such satisfactory arrangements.

            In connection with any such replacement of a Lender Party pursuant to this Section 1.7, the applicable Borrower shall pay all costs that would have been due to such Lender Party pursuant to Section 3.6 if such Lender Party's Advances had been prepaid at the time of such replacement.

1.8 USE OF PROCEEDS

            Borrowers shall use all Advances made under this Agreement to finance capital expenditures and to provide working capital for their operations and for other general business purposes of the Borrowers and Canadian Subsidiaries of either Borrower or the US Parent.

1.9 RESIDENCY OF LENDERS

            Prior to an Event of Default, a Lender must be a Canadian Resident Lender.

                                   ARTICLE 2
                   BANKERS' ACCEPTANCES AND LETTERS OF CREDIT

2.1 CREATION OF BANKERS' ACCEPTANCES

            Upon receipt of a Borrowing Notice and subject to the provisions of this Agreement, each Lender shall accept, in accordance with its Percentage Share of the requested Borrowing from time to time, such Bankers' Acceptances as Borrowers shall request provided that:

(a)   Bankers' Acceptances shall be issued on a Business Day;

(b) each Bankers' Acceptance shall have a term of 30, 60, 90 days or 180 days (excluding days of grace), as selected by Borrowers in the relevant Borrowing Notice or such term shorter than 30 days as may be available in the market; provided that each Bankers' Acceptance shall mature on a Business Day and that a Bankers' Acceptances may not be requested with a maturity date which is more than 60 days after the then current Maturity Date;

(c) the face amount of each Bankers' Acceptance shall be not less than Cdn. $100,000 and in multiples of Cdn. $100,000 for any amounts in excess thereof; and

(d) each Bankers' Acceptance shall be in the applicable Lender's standard form.

2.2 TERMS OF ACCEPTANCE BY THE LENDERS

(a) DELIVERY AND PAYMENT: Subject to Sections 2.3 and 2.4 and only if a valid appointment pursuant to Section 2.2(e) is not in place, Borrowers shall pre-sign and deliver to each Lender bankers' acceptance drafts in sufficient quantity to meet Borrowers' requirements for anticipated Borrowings by way of Bankers' Acceptances. The applicable Borrower shall, at its option, provide for payment to Agent for the benefit of Lenders of each Bankers' Acceptance on the date on which a Bankers' Acceptance matures, either by payment of the full face amount thereof or through utilization of a Conversion to another Type of Borrowing in accordance with this Agreement, or through a combination thereof. Each Borrower waives presentment for payment of Bankers' Acceptances by Lenders and shall not claim from Lenders any days of grace for the payment at maturity of Bankers' Acceptances. Any amount owing by Borrowers in respect of any Bankers' Acceptance which is not paid in accordance with the foregoing, shall, as and from the date on which such Bankers' Acceptance matures, be deemed to be outstanding hereunder as a Prime Rate Loan.

(b) NO LIABILITY: Agent and Lenders shall not be liable for any damage, loss or improper use of any bankers' acceptance draft endorsed in blank except for any loss arising by reason of Agent or a Lender failing to use the same standard of care in the custody of such bankers' acceptance drafts as Agent or such Lender use in the custody of their own property of a similar nature.

(c) BANKERS' ACCEPTANCES PURCHASED BY LENDERS: Where the applicable Borrower so elects in the Borrowing Notice or Continuation/Conversion Notice, a Lender shall purchase Bankers' Acceptances accepted by it for an amount equal to the Discount Proceeds.

(d) MARKETING: Where the applicable Borrower so elects in the Borrowing Notice or Continuation/Conversion Notice or fails to elect to have a Lender purchase Bankers' Acceptances accepted by it pursuant to Section 2.2(c), the applicable Borrower shall be responsible for, and shall make its own arrangements with respect to, the marketing of Bankers' Acceptances.

(e) POWER OF ATTORNEY: To facilitate the procedures contemplated in this Agreement, each Borrower appoints each Lender from time to time as the attorney-in-fact of such Borrower to execute, endorse and deliver on behalf of such Borrower drafts or depository bills in the form or forms prescribed by such Lender for Bankers' Acceptances denominated in Canadian Dollars. Each Bankers' Acceptance executed and delivered by a Lender on behalf of a Borrower shall be as binding upon such Borrower as if it had been executed and delivered by a duly authorized officer of such Borrower. The foregoing appointment shall cease to be effective, in respect of any Lender regarding a Borrower, three Business Days following receipt by such Lender of a written notice from such Borrower revoking such appointment (which notice shall be copied to the Agent); provided that any such revocation shall not affect Bankers' Acceptances previously executed and delivered by such Lender pursuant to such appointment.

(f)   ALLOCATION AND INCREASED FEES:

      (i) In the event it is not practicable to allocate Bankers' Acceptances to each Lender such that the aggregate amount of Bankers' Acceptances required to be purchased by such Lender hereunder is in a whole multiple of Cdn. $100,000, the Agent is authorized by each Borrower and each Lender to make such allocation as the Agent determines in its sole and unfettered discretion may be equitable in the circumstances and, if the aggregate amount of such Bankers' Acceptances is not a whole multiple of Cdn. $100,000, then the Agent may allocate (on a basis considered by it to be equitable) the excess of such Advance over the next lowest whole multiple of Cdn. $100,000 to one Lender, which shall purchase a Bankers' Acceptance with a face amount equal to the excess and having the same term as the corresponding Bankers' Acceptances. In no event shall the portion of the outstanding Borrowings by way of Bankers' Acceptances of a Lender exceed such Lenders' Percentage Share of the aggregate Borrowings by way of Bankers' Acceptances by more than Cdn. $100,000 as a result of such exercise of discretion by the Agent.

      (ii) If during the term of any Bankers' Acceptance accepted by a Lender hereunder an Event of Default occurs and is continuing, the fee paid to such Lender by the applicable Borrower pursuant to Section 1.5(d) with respect to such Bankers' Acceptance shall be recalculated based upon the existence of such Event of Default to be 2.75% for the number of days during the term of such Bankers' Acceptance that such Event of Default exists and the applicable Borrower shall pay such additional amount to the Agent within two
            (2) days of a notice from the Agent to do so.

2.3 GENERAL PROCEDURES FOR BANKERS' ACCEPTANCES

(a) NOTICE: Either Borrower may in the Borrowing Notice or in a Continuation/Conversion Notice request a Borrowing by way of Bankers' Acceptances. If the applicable Borrower is responsible for marketing of such Bankers' Acceptances under Section 2.2(d), it may by subsequent notice to Agent provide Agent, which shall in turn notify each Lender, with information as to the discount proceeds payable by the purchasers of the Bankers' Acceptances and the party to whom delivery of the Bankers' Acceptances by each Lender is to be made against delivery to each Lender of the applicable discount proceeds, but if it does not do so, the applicable Borrower shall initiate a telephone call to Agent by 10:00 a.m. Toronto, Ontario time on the date of advance, or the date of the Continuation or Conversion, as applicable, and provide such information to Agent. Such discount proceeds less the fee calculated in accordance with
      Section 1.5(d) shall promptly be delivered to the Agent. Any such telephone advice shall be subject to Section 1.2 and shall be confirmed by a written notice of the applicable Borrower to Agent prior to 2:00 p.m. Toronto, Ontario time on the same day.

(b) CONTINUATIONS: In the case of a Continuation of maturing Bankers' Acceptances issued by a Lender, such Lender, in order to satisfy the continuing liability of the applicable Borrower to the Lender for the face amount of the maturing Bankers' Acceptances issued by such Borrower, shall retain for its own account the Net Proceeds of each new Bankers' Acceptance issued by it in connection with such Continuation; and the applicable Borrower shall, on the maturity date of the maturing Bankers' Acceptances issued by such Borrower, pay to Agent for the benefit of Lenders an amount equal to the difference between the face amount of the maturing Bankers' Acceptances and the aggregate Net Proceeds of the new Bankers' Acceptances.

(c) CONVERSION FROM PRIME RATE LOANS: In the case of a Conversion from a Borrowing of Prime Rate Loans into a Borrowing by way of Bankers' Acceptances to be accepted by a Lender pursuant to Sections 2.1, 2.2 and 2.3, such Lender, in order to satisfy the continuing liability of the applicable Borrower to it for the principal amount of the Prime Rate Loans owing by such Borrower being converted, shall retain for its own account the Discount Proceeds of each new Bankers' Acceptance issued by it in connection with such Conversion; and the applicable Borrower shall, on the date of issuance of the Bankers' Acceptances, pay to Agent for the benefit of Lenders an amount equal to the difference between the aggregate principal amount of the Prime Rate Loans owing by such Borrower being converted owing to the Lenders and the aggregate Discount Proceeds of such Bankers' Acceptances.

(d) CONVERSIONS TO PRIME RATE LOANS: In the case of a Conversion of a Borrowing by way of Bankers' Acceptances into a Prime Rate Loan, each Lender, in order to satisfy the liability of the applicable Borrower to it for the face amount of the maturing Bankers' Acceptances, shall record the obligation of the applicable Borrower to it as a Prime Rate Loan unless the applicable Borrower provides for payment to Agent for the benefit of Lenders of the face amount of the maturing Bankers' Acceptance in some other manner acceptable to Lenders, including Conversion to another Type of Revolving Loan pursuant to a Continuation/Conversion Notice.

(e) CONVERSION FROM OR TO LOANS IN US DOLLARS: In the case of a conversion of Bankers' Acceptances from or to a US Base Rate Loan or US Dollar Eurodollar Loan, the Borrower and the Lender shall follow the notice procedures set out in Section 1.3 and the funding procedures set out in Section 2.3(c) and 2.3(d) without netting of funds.

(f) AUTHORIZATION: Borrowers hereby authorize each Lender to complete, stamp, hold, sell, rediscount or otherwise dispose of all Bankers' Acceptances accepted by it pursuant to this Section 2.3 in accordance with the instructions provided by Borrowers pursuant to Section 1.3, as applicable.

(g) DEPOSITORY NOTES: The parties agree that in the administering of Bankers' Acceptances, each Lender may avail itself of the debt clearing services offered by a clearing house for depository notes pursuant to the Depository Bills and Notes Act (Canada) and that the procedures set forth in Article 2 be deemed amended to the extent necessary to comply with the requirements of such debt clearing services.

2.4 EXECUTION OF BANKERS' ACCEPTANCES

            The signatures of any authorized signatory on Bankers' Acceptances may, at the option of Borrowers, be reproduced in facsimile and such Bankers' Acceptances bearing such facsimile signatures shall be binding on Borrowers as if they had been manually signed by such authorized signatory. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory may no longer be an authorized signatory of Borrowers at the date of issuance of a Bankers' Acceptance, and notwithstanding that the signature affixed may be a reproduction only, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and as if such signature had been manually applied, and any such Bankers' Acceptance so signed shall be binding on Borrowers.

2.5 LETTERS OF CREDIT

(a) ISSUANCE: Subject to the terms and conditions set forth herein, the Agent shall issue, on behalf of the Lenders, each as to their Percentage Share, Direct Letters of Credit for the account of a Borrower at the request of the applicable Borrower submitting an LC Application for the issuance thereof on any day on or after the Closing Date and before the Maturity Date. If a Borrower advises the Agent that a proposed beneficiary of a Direct Letter of Credit is not prepared to accept a Direct Letter of Credit and has requested a Fronted Letter of Credit, the Agent shall use its reasonable commercial efforts to act as the Fronting Lender in respect of such requested Fronted Letter of Credit. If the Agent advises the Borrowers that it is unable to act a Fronting Lender, the Borrowers may request that any of the other Lenders act as Fronting Lender, provided that there shall be no more than one Fronting Lender at any time. If the Agent or, if applicable another Lender, agrees to issue such Fronted Letter of Credit, the Fronting Lender shall issue the Fronted Letter of Credit for the account of such Borrower at the request of such Borrower on any day before or after the Closing Date and before the Maturity Date. No Letter of Credit shall be issued on behalf of any Lender or by the Fronting Lender:

      (i)   after the Maturity Date; or

      (ii) if after giving effect thereto the amount of the Facility Usage exceeds the Maximum Credit Amount at such time.

      Each Direct Letter of Credit shall be substantially in the form of Exhibit F and each Fronted Letter of Credit shall be substantially in the Fronting Lender's standard form with modifications thereto consistent with the applicable provisions of Exhibit F or, in the case of Letters of Credit issued in favour of the Government of Canada or any province or territory thereof or any agency thereof, in such form as is requested by them and agreed to by the Agent or the Fronting Lender, as applicable, acting reasonably, in each case with any such change to such form as (x) the Agent or, if applicable, the Fronting Lender shall determine in good faith and on a commercially reasonable basis does not materially increase the obligations, or diminish the rights, of any Lender relative to such form or (y) the Required Lenders, acting reasonably, shall approve; provided that, without the prior consent of each Lender, no Direct Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the Lenders thereunder as provided in the next succeeding sentence. Each Direct Letter of Credit shall be issued by all Lenders as a single multi-Lender letter of credit, but the obligation of each such Lender thereunder shall be several and not joint, based upon its Percentage Share of the Maximum Credit Amount in effect on the Issuance Date of such Direct Letter of Credit.

(b) The Agent and the Lenders and, if applicable, the Fronting Lender, shall not be required to issue any Letter of Credit if on the Issuance Date for such Letter of Credit the Agent determines that any of the following conditions has not been satisfied:

      (i) the Agent shall have received the Borrowing Notice of a Borrower requesting that a Letter of Credit be issued, such Borrowing Notice to be accompanied by an originally executed LC Application, satisfactory to the Agent and, in the case of Fronted Letters of Credit, the Fronting Lender, specifying:

            (A) the proposed Issuance Date (which shall be a Business Day at least two (2) Business Days following the date of such request);

            (B) the expiry date (which shall not be more than 364 days after the date of issuance); provided that if a Request for an Offer of Extension has been provided to the Agent pursuant to
                  Section 1.6 and the Required Lenders have advised or been deemed to advise the Agent of a decision not to provide the Borrowers with an offer to extend the Maturity Date, then the expiry date may not be later than the Maturity Date;

            (C)   the name and address of the beneficiary;

            (D)   the face amount and currency of such Letter of Credit; and

            (E) the terms and conditions of the requested Letter of Credit and other relevant details (provided that no Letter of Credit that provides for the automatic extension thereof unless notice is given to the beneficiary thereof shall be issued which requires that notice of the non-extension of the expiry date thereof be given more than 30 days or, in the case of Letters of Credit where the beneficiary is the Government of Canada or any province or territory thereof or any agency thereof 120 days, prior, in either case, to the scheduled expiry thereof; and

      (ii) the Agent shall have received such other customary administrative documents as it, any Lender or, if applicable, the Fronting Lender, through the Agent, shall have reasonably requested as a condition to the issuance of such Letter of Credit; provided that in the event of any conflict between the terms of such other documents and this Agreement, the terms of this Agreement shall prevail.

(c) Promptly upon its receipt of an LC Application for a Letter of Credit, the Agent shall notify each Lender and, if applicable, the Fronting Lender, thereof, which notice shall also specify each Lender's share of the amount of such Letter of Credit based upon such Lender's Percentage Share. If the Letter of Credit is issued as a Direct Letter of Credit (or if it is determined not to issue such Letter of Credit by reason of the failure of the conditions specified in Section 2.5(b) to be satisfied), the Agent shall give prompt notice thereof to the applicable Borrower and each Lender and, if applicable, the Fronting Lender. The Agent may assume that each of the conditions specified in Section 2.5(b) has been satisfied unless it is otherwise notified by the applicable Borrower or a Lender or, if applicable, the Fronting Lender.

(d) Each Direct Letter of Credit shall be executed and delivered by the Agent in the name and on behalf of, and as attorney-in-fact for, each Lender party to such Letter of Credit. The Agent shall act under each Direct Letter of Credit as the agent of each Lender to:

      (i) receive drafts, other demands for payment and other documents presented by the beneficiary under such Direct Letter of Credit;

      (ii) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Direct Letter of Credit; and

      (iii) notify such Lender and the applicable Borrower that a valid drawing has been made and the date that the related LC Disbursement is to be made; provided that the Agent (in such capacity) shall have no obligation or liability for any LC Disbursement under any Direct Letter of Credit, and each Direct Letter of Credit shall expressly so provide.

      Each Lender hereby irrevocably appoints and designates the Agent as its attorney-in-fact, acting through any duly authorized officer of the Agent, to execute and deliver in the name and on behalf of such Lender each Direct Letter of Credit to be issued by such Lender hereunder. Promptly upon the request of the Agent, each Lender will furnish to the Agent such powers of attorney or other evidence as any beneficiary of any Direct Letter of Credit may reasonably request in order to demonstrate that the Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such Direct Letter of Credit. The applicable Borrower and the Lender agree that each Direct Letter of Credit shall provide that all drafts and other documents presented thereunder shall be delivered to the Agent and that all payments thereunder shall be made by the Lenders obligated thereon through the Agent at its Agent's Branch of Account. Each Lender shall be severally liable under each Direct Letter of Credit in proportion to its Percentage Share on the Issuance Date of such Direct Letter of Credit and each Direct Letter of Credit shall specify each Lender's share of the amount payable thereunder.

(e) The Fronting Lender will exercise and give the same care and attention to each Fronted Letter of Credit issued by it hereunder as it gives to its other letters of credit and similar obligations, and the Fronting Lender's sole liability to each Lender shall be to promptly return to the Agent for the account of the Lenders, each Lender's Percentage Share of any payments made to the Fronting Lender by the Borrower hereunder where the Borrower has made a payment to the Fronting Lender hereunder. Each Lender agrees that, in paying any drawing under a Fronted Letter of Credit, the Fronting Lender shall not have any responsibility to obtain any document (other than as expressly required by such Fronted Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of any person delivering any such document. Neither the Fronting Lender nor any of its representatives, officers, employees or agents shall be liable to any Lender for:

      (i) any action taken or omitted to be taken in connection herewith at the request or with the approval of the Majority Lenders;

      (ii) any action taken or omitted to be taken in connection with any Fronted Letter of Credit in the absence of gross negligence or willful misconduct; or

      (iii) the execution, effectiveness, genuineness, validity, or enforceability of any Fronted Letter of Credit, or any other document contemplated thereby.

      The Fronting Lender shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

(f) The Agent and, if applicable, the Fronting Lender in the case of Fronted Letters of Credit, shall maintain records showing the undrawn and unexpired amount of each Letter of Credit outstanding hereunder and each Lender's share of such amount and showing for each Letter of Credit issued hereunder:

      (i)   the Issuance Date and expiration date thereof;

      (ii)  the amount thereof; and

      (iii) the date and amount of all payments made thereunder.

      The Agent and, if applicable, the Fronting Lender, shall make copies of such records available to the Borrowers or any Lender upon its request.

2.6   REIMBURSEMENT OBLIGATIONS

(a) The Borrowers and each Lender agree that each LC Disbursement made by a Lender under any Direct Letter of Credit requested by a Borrower shall constitute a Prime Rate Loan in the case of Direct Letters of Credit in Canadian Dollars and a US Base Rate Loan in the case of Direct Letters of Credit in US Dollars to the applicable Borrower that requested such Direct Letter of Credit, even if any condition precedent to the making of such a Loan shall not have been satisfied, in each case on the date each LC Disbursement is made by a Lender.

(b) In the event that any LC Disbursement shall be made under any Fronted Letter of Credit (the date any such LC Disbursement is made being the "PARTICIPATION DATE"):

      (i) the Fronting Lender shall promptly notify the Agent who shall promptly notify the applicable Borrower of such payment and of the amount thereof;

      (ii) each LC Disbursement shall constitute the making of a Prime Rate Loan or US Base Rate Loan, as applicable, to the applicable Borrower by the Fronting Lender on the Participation Date (without limiting each Lender's obligations hereunder to the Fronting Lender in respect of any such Loan and notwithstanding the otherwise pro rata nature of Advances hereunder), even if any condition precedent to the making of such a Loan shall not have been satisfied;

      (iii) the Agent shall notify each Lender by facsimile or by telephone (confirmed by facsimile) of such disbursement; and

      (iv) immediately upon receipt of such notice, each Lender shall make its Percentage Share of such Loan in Cdn. Dollars or US Dollars, as applicable, available to the Agent for the account of the Fronting Lender by wire transfer of immediately available funds to the Agent's Branch of Account for the account of the Fronting Lender.

      The Fronting Lender irrevocably grants, and, in order to induce the Fronting Lender to issue its Fronted Letters of Credit hereunder, each Lender irrevocably accepts and hereby purchases from the Fronting Lender on the terms and conditions hereinafter stated, for its own account and risk, an undivided interest (equal to the Percentage Share of such Lender) in the Fronting Lender's obligations and rights under each Fronted Letter of Credit issued by the Fronting Lender pursuant to Section 2.5 and the amount of each draft paid by the Fronting Lender thereunder and the deemed Prime Rate Loan or US Base Rate Loan made hereunder to the applicable Borrower on the Participation Date. Each Lender unconditionally and irrevocably agrees with the Fronting Lender that, on or before the close of business of the Fronting Lender on each Participation Date such Lender will pay to the Agent for the account of the Fronting Lender at the Agent's Branch of Account the Lender's Percentage Share of any Prime Rate Loan or US Base Rate Loan deemed to be made to the applicable Borrower by the Fronting Lender on the Participation Date. The Fronting Lender shall notify the Agent who shall notify each Lender of the occurrence of a Participation Date and the amount payable by such Lender to the Agent for the account of the Fronting Lender based on the Percentage Share of such Lender. Any such notice may be oral if promptly confirmed in writing (including facsimile or electronic mail). If any Lender fails to make any such payment on or prior to the first Business Day after such Lender receives notice as provided above, then interest shall accrue on such Lender's obligation to make such payment during the period from such Business Day to the day such Lender makes such payment at the Default Rate.

      Each Lender acknowledges that its obligations to the Fronting Lender in respect of any Fronted Letter of Credit, including the obligation to purchase and fund a participation in the obligations and rights of the Fronting Lender under each Fronted Letter of Credit and any drafts paid by it and the deemed Prime Rate Loan or US Base Rate Loan made hereunder by the Fronting Lender on the Participation Date, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation:

      (i)   the occurrence and continuance of any Default;

      (ii) any failure or inability of any other Lender to purchase or fund such a participation hereunder; or

      (iii) any other failure by any other Lender to fulfill its obligations hereunder.

      Each payment by a Lender to the Fronting Lender shall be made, without any offset, compensation, abatement, withholding or reduction whatsoever.

(c) The Borrower shall also pay and reimburse each Lender and, if applicable, the Fronting Lender, for all taxes and reasonable and customary fees, charges and other costs and expenses incurred by such Lender or the Fronting Lender in connection with any LC Disbursement ("LC EXPENSES"), as notified by such Lender or the Fronting Lender to the Borrower through the Agent. Each payment in respect of LC Expenses shall be due and payable on the date on which the Agent notifies the Borrower of the amount of such LC Expenses and shall accrue interest if not paid on such date at the Default Rate.

2.7   OBLIGATIONS ABSOLUTE RE LETTERS OF CREDIT

(a) The obligations of the Borrowers under this Agreement in respect of Letters of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any Person may have or have had against the Agent, any Lender, the Fronting Lender or any beneficiary of a Letter of Credit.

(b) The Borrowers also agree with the Agent, each Lender and the Fronting Lender that the obligations of the Borrowers in respect of Letters of Credit shall not be affected by, among other things:

      (i)   any lack of validity or enforceability of any Letter of Credit;

      (ii) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged;

      (iii) any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred;

      (iv) any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee;

      (v) payment under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit;

      (vi) any lien or security interest granted to, or in favor of, the Agent, any of the Lenders or the Fronting Lender as security for any of such Reimbursement Obligations failing to be perfected;

      (vii) the existence of any proceedings of the type described in Section 8.1(g) with respect to any Borrower; or

      (viii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this
            Section 2.7, constitute a legal or equitable discharge of the obligations of the Borrowers hereunder or in respect of any Letter of Credit.

(c) Neither the Agent nor any Lender nor the Fronting Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except, as to any such Person, for errors or omissions caused by such Person's gross negligence or willful misconduct.

(d) The Borrowers agree that any action taken or omitted by the Agent or any Lender or, if applicable, the Fronting Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs, shall be binding on the Borrowers and shall not result in any liability of the Agent or any Lender or, if applicable, the Fronting Lender to the Borrowers.

(e) Without limiting the generality of the foregoing, the parties hereto agree that:

      (i) the Agent and each Lender and, if applicable, the Fronting Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

      (ii) the Agent and, if applicable, the Fronting Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

      (iii) this sentence, together with Section 2.8, shall establish the standard of care to be exercised by the Agent and each Lender and, if applicable, the Fronting Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(f) Notwithstanding anything to the contrary contained herein, neither the Agent nor any Lender nor the Fronting Lender shall be liable to any Borrower for any consequential, indirect, punitive or exemplary damages with respect to action taken or omitted to be taken by it under any Letter of Credit.

2.8 DIRECT LETTER OF CREDIT PAYMENTS

            The Borrower and each Lender hereby authorize the Agent to review on behalf of each Lender each draft and other document presented under each Direct Letter of Credit. The determination of the Agent as to the conformity of any documents presented under a Direct Letter of Credit to the requirements of such Direct Letter of Credit shall, in the absence of the Agent's gross negligence or willful misconduct, be conclusive and binding on the Borrowers and each Lender. The Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Direct Letter of Credit. The Agent shall promptly after such examination:

(a) notify each of the Lenders obligated under such Direct Letter of Credit and the applicable Borrower by telephone (confirmed in writing) of such demand for payment and of each Lender's share of such payment;

(b) deliver to each such Lender a copy of each document purporting to represent a demand for payment under such Direct Letter of Credit; and

(c) notify each Lender and the applicable Borrower whether said demand for payment was properly made under such Direct Letter of Credit.

            With respect to any drawing determined by the Agent to have been properly made under a Direct Letter of Credit, each Lender will make an LC Disbursement in respect of such Direct Letter of Credit in accordance with its liability under such Direct Letter of Credit and this Agreement, such LC Disbursement to be made to the Agent's Branch of Account or such other account of the Agent as shall have been most recently designated by it for such purpose by notice to such Lenders. The Agent will make any such LC Disbursement available to the beneficiary of such Direct Letter of Credit by promptly crediting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment. Promptly following any LC Disbursement by any Lender in respect of any Direct Letter of Credit, the Agent will notify the applicable Borrower of such LC

Disbursement; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse the Lenders with respect to any such LC Disbursement. The responsibility of the Agent and the Lenders in connection with any draft presented for payment under any Direct Letter of Credit shall, in addition to any payment obligation expressly provided for in such Direct Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Direct Letter of Credit. The Agent shall not be required to make any payment under a Direct Letter of Credit in excess of the amount received by it from the Lenders for such payment.

2.9   COLLATERAL

(a)   If:

      (i)   the Maturity Date occurs;

      (ii)  an Event of Default occurs; or

      (iii) where in connection with a Request for an Offer of Extension the Maturity Date is being extended but there are Non-Agreeing Lenders who are not being replaced and the Maximum Credit Amount is being reduced, the applicable Borrower shall at such time either deposit cash in a collateral account opened by the Agent or provide the Agent with a letter of credit on terms and conditions and from a financial institution acceptable to the Agent, in each case, acting reasonably, in either case in an amount equal to the aggregate of the face amount of all Bankers' Acceptance issued by such Borrower which are then outstanding and the then undrawn and unexpired amount of all outstanding Letters of Credit requested by such Borrower except in the case of (iii) above where the amount shall be equal to the aggregate of the Bankers' Acceptance issued by such Borrower and accepted by such Non-Agreeing Lender which are outstanding and the Non-Agreeing Lender's Percentage Share of the then undrawn and unexpired amount of all outstanding Letters of Credit (collectively, such cash and Letters of Credit being the "BA/LC Collateral"). The Borrower hereby grants to the Agent, for the benefit of the applicable Lenders and the Fronting Lender, a security interest in such BA/LC Collateral to secure all Obligations in respect of any such Bankers' Acceptances and Letters of Credit. The BA/LC Collateral shall be applied by the Agent to the payment of such Bankers' Acceptances when presented for payment at maturity and of drafts drawn under such Letters of Credit. After all such Bankers' Acceptances have matured and been presented for payment and all such Letters of Credit shall have expired, been replaced or been fully drawn and all Obligations with respect thereto shall have been satisfied, all other balances, if any, in such cash collateral account and any letters of credit shall be returned to the applicable Borrower. The Borrowers shall execute and deliver to the Agent from time to time such further documents and instruments as the Agent may reasonably request with respect to such security interest in such BA/LC Collateral. Each Borrower further agrees that the Agent shall have all of the rights and remedies of a secured party under the Personal Property Security Act (Alberta) with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest. When either Borrower is required to provide BA/LC Collateral for any reason and fails to do so on the day when required, the Agent may without notice to Borrowers or any other Restricted Person provide such BA/LC Collateral (whether by transfers from other accounts maintained with the Agent, or otherwise) using any available funds of the applicable Borrower.

(b) The BA/LC Collateral shall, until application as herein provided, bear interest at the rate declared by the Agent from time to time as that payable in respect of deposits for similar amounts and for similar periods of time relative to the maturity date of the Bankers' Acceptances and expiry date of the Letters of Credit and, prior to an Event of Default, such interest shall accrue for the benefit of and be paid to the applicable Borrower from time to time.

                                   ARTICLE 3
                               PAYMENTS TO LENDERS

3.1   GENERAL PROCEDURES

            Each Borrower will make each payment which it owes under the Loan Documents to Agent at the Agent's Branch of Account for the account of the Lender Party to whom such payment is owed, without set-off, deduction or counterclaim, and in immediately available funds, provided that any such payment may be made net of any deduction or withholding for or on account of any withholding tax which such Borrower is required at Law to withhold or deduct except as otherwise provided in Sections 3.2(d). Each such payment must be received by Agent not later than 11:00 a.m., Toronto, Ontario time, on the date such payment becomes due and payable. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the Agent's Branch of Account. When Agent collects or receives money on account of the Obligations of a Borrower, Agent shall distribute all money so collected or received by 2:00 p.m. Toronto, Ontario time on the Business Day received, if received by 11:00 a.m. Toronto, Ontario time, otherwise on the day of deemed receipt, and each Lender Party shall apply all such money so distributed, as follows:

(a) first, for the payment of all Obligations of such Borrower which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or 10.4, then to any reimbursement due any other Lender Party under Section 10.4, and then to the partial payment of all other Obligations of such Borrower then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

(b) then for the prepayment of amounts owing by such Borrower under the Loan Documents (other than principal) if so specified by such Borrower;

(c) then for the prepayment of principal, together with accrued and unpaid interest on the principal so prepaid; and

(d) last, for the payment or prepayment of any other Obligations of such Borrower.

All payments applied to principal or interest shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Section 1.4. All distributions of amounts described in any of Sections 3.1(b), 3.1(c) or 3.1(d) shall be made by Agent pro rata to each Lender Party then owed Obligations described in such sections in proportion to all amounts owed to all Lender Parties which are described in such sections; provided that if any Lender then owes payments to Agent under Section 9.8, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to Agent to the extent of such unpaid payments, and

Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

3.2 CHANGE IN LAW; GROSS UP; INCREASED COST AND REDUCED RETURN.

(a) If, after the date hereof, the adoption of any applicable Law, rule, or regulation, or any change in any applicable Law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender Party (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) of any such Governmental Authority, central bank, or comparable agency (the occurrence of any of the foregoing events being herein referred to as a "Change in Law"):

      (i) shall subject such Lender Party (or its Applicable Lending Office) to any tax, duty, deduction or any other charge (other than with respect to Withholding Tax) with respect to any US Dollar Eurodollar Loans or Bankers' Acceptances, or its obligation to make US Dollar Eurodollar Loans, accept Bankers' Acceptances or issue Letters of Credit, or change the basis of taxation of any amounts payable to such Lender Party (or its Applicable Lending Office) under this Agreement in respect of any US Dollar Eurodollar Loans or Bankers' Acceptances other than taxes (including franchise taxes) imposed on the overall net income or capital of such Lender Party by the jurisdiction under the Laws of which such Lender Party (or its Applicable Lending Office) is organized or is a resident for tax purposes or any political subdivision thereof;

      (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender Party (or its Applicable Lending Office), including the commitment of such Lender Party hereunder; or

      (iii) shall impose on such Lender Party (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

      and the result of any of the foregoing is to increase the cost to such Lender Party (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any US Dollar Eurodollar Loans or Bankers' Acceptances or to reduce any sum received or receivable by such Lender Party (or its Applicable Lending Office) under this Agreement with respect to any US Dollar Eurodollar Loans or Bankers' Acceptances, then the applicable Borrower shall pay to such Lender Party on demand such amount or amounts as will compensate such Lender Party for such increased cost or reduction. If any Lender Party requests compensation by Borrowers under this Section 3.2(a), Borrowers may, by notice to such Lender Party (with a copy to Agent), suspend the obligation of such Lender Party to make or continue Advances of the Type with respect to which such compensation is requested, or to convert Advances of any other Type into Advances of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section
      3.5 shall be applicable); provided that such suspension shall not affect the right of such Lender Party to receive the compensation so requested.

(b) If, after the date hereof, any Lender Party shall have determined that the adoption of any applicable Law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender Party or any corporation controlling such Lender Party as a consequence of the obligations of such Lender Party hereunder to a level below that which such Lender Party or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the applicable Borrower shall pay to such Lender Party such additional amount or amounts as will compensate such Lender Party for such reduction; provided that if such Lender Party fails to give notice to Borrowers of any additional costs within ninety (90) days after it has actual knowledge thereof, such Lender Party shall not be entitled to compensation for such additional costs incurred more than ninety (90) days prior to the date on which notice is given by such Lender Party.

(c) Each Lender Party shall promptly notify Borrowers and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender Party to compensation pursuant to this Section 3.2 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender Party, be otherwise disadvantageous to it. Any Lender Party claiming compensation under this
      Section 3.2 shall furnish to Borrowers and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender Party shall act in good faith and may use any reasonable averaging and attribution methods.

(d) If by reason of a Change of Law either Borrower shall be required to withhold and remit withholding taxes in respect of any principal, interest, or other amount paid or payable by it to or for the account of any Lender Party hereunder or under any other Loan Document (a "Withholding Tax"):

      (i) the sum payable by the applicable Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.2) such Lender Party receives an amount equal to the sum it would have received had no such deductions been made;

      (ii)  the applicable Borrower shall make such deductions; and

      (iii) the applicable Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.

(e) Except as provided in paragraph (d) of this Section 3.2, no Borrower shall be required to compensate any Lender Party for any Withholding Taxes which such Borrower is required to withhold and remit in respect of any principal, interest, or other amount paid or payable by it to or for the account of any Lender Party hereunder or under any other Loan Document. To the extent that there are any Withholding Taxes in respect of any such amounts payable to a particular Lender Party because such Lender Party is not a Canadian Resident Lender or otherwise (except as provided in paragraph (d) of this Section 3.2), the applicable Borrower shall be permitted to deduct such sums from any such amounts payable by it to or for the account of such particular Lender Party as required by applicable law and shall remit such Withholding Tax amounts to the applicable governmental agency as and when required by applicable law.

3.3 LIMITATION ON TYPES OF LOANS

            If on or prior to the first day of any Eurodollar Interest Period for any US Dollar Eurodollar Loan:

(a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the US Dollar Eurodollar Rate for such Eurodollar Interest Period; or

(b) the Required Lenders determine (which determination shall be conclusive) and notify Agent that the US Dollar Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding US Dollar Eurodollar Loans or for such Eurodollar Interest Period;

then Agent shall give Borrowers prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional US Dollar Eurodollar Loans, continue US Dollar Eurodollar Loans or convert US Base Rate Loans into US Dollar Eurodollar Loans, and the applicable Borrower shall, on the last day(s) of the then current Eurodollar Interest Period(s) for the outstanding US Dollar Eurodollar Loans, either prepay such Loans or convert such Loans into US Base Rate Loans, Prime Rate Loans or Bankers' Acceptances in accordance with the terms of this Agreement.

3.4 ILLEGALITY

            Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund US Dollar Eurodollar Loans hereunder, then such Lender shall promptly notify Borrowers thereof and such Lender's obligation to make or continue US Dollar Eurodollar Loans and to convert US Base Rate Loans, Prime Rate Loans or Bankers' Acceptances into US Dollar Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund US Dollar Eurodollar Loans (in which case the provisions of Section 3.5 shall be applicable).

3.5 TREATMENT OF AFFECTED LOANS

            If the obligation of any Lender to make a US Dollar Eurodollar Loan or to continue, or to convert US Dollar Eurodollar Loans into, Loans of a particular Type shall be suspended pursuant to Sections 3.2 and 3.4 hereof (Loans of such Type being herein called "AFFECTED LOANS" and such Type being herein called the "AFFECTED TYPE"), such Lender's Affected Loans shall be automatically converted into US Base Rate Loans on the last day(s) of the then current Eurodollar Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 3.4 hereof, on such earlier date as such Lender may specify to Borrowers with a copy to Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.2 or 3.4 hereof that gave rise to such Conversion no longer exist:

(a) to the extent that such Lender's Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its US Base Rate Loans; and

(b) all Loans that would otherwise be made or continued by such Lender as Loans of the Affected Type shall be made or continued instead as US Base Rate Loans applicable, and all Loans of such Lender that would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) US Base Rate Loans.

If such Lender gives notice to Borrowers (with a copy to Agent) that the circumstances specified in Section 3.2 or 3.4 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 3.5 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's US Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Eurodollar Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Eurodollar Interest Periods) in accordance with their Percentage Shares of the Maximum Credit Amount.

3.6 COMPENSATION

            Upon the request of any Lender, the applicable Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

(a) any payment, prepayment, or Conversion of a Loan by such Borrower (other than a US Base Rate Loan or a Prime Rate Loan) for any reason, whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise, on a date other than the last day of the Eurodollar Interest Period for such Loan; or

(b) any failure by such Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article 4 to be satisfied) to borrow, convert, continue, or prepay a Loan by such Borrower (other than a US Base Rate Loan or a Prime Rate Loan) on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

3.7 CHANGE OF APPLICABLE LENDING OFFICE

            Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.2 through 3.5 with respect to such Lender, it will, if requested by Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office, provided that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this Section 3.4 shall affect or postpone any of the obligations of Borrowers or the rights of any Lender provided in Sections 3.2 through 3.5.

3.8 REPLACEMENT OF LENDERS

            If any Lender seeks reimbursement for increased costs under Sections
3.2 through 3.5 or if a Borrower is required to increase any sum payable under
Section 3.2(d), then within ninety (90) days thereafter and so long as no Event of Default then exists, Borrowers shall have the right (unless such Lender withdraws its request for additional compensation) to replace such Lender by requiring such Lender to assign its Advances and its commitments hereunder to an Eligible Assignee reasonably acceptable to the Borrowers, provided that: all Obligations of Borrowers owing to such Lender being replaced (including such increased costs, but excluding principal and accrued interest on the Obligations being assigned) shall be paid in full to such Lender concurrently with such assignment, and the replacement Eligible Assignee shall purchase the foregoing by paying to such Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and, in the case of Direct Letters of Credit, making arrangements satisfactory to the Lender with the Eligible Assignee to deal with the

Lender's Obligations in respect of such Direct Letters of Credit. In connection with any such assignment, Borrowers, Agent, such Lender and the replacement Eligible Assignee shall otherwise comply with Section 10.6. Notwithstanding the foregoing rights of Borrowers under this Section 3.8, however, Borrowers may not replace any Lender which seeks reimbursement for increased costs under Section 3.2, 3.3, 3.4 and 3.5 or to which Borrowers are required to increase any sums payable under Section 3.2(d), unless Borrowers are at the same time replacing all Lenders which are then seeking such compensation or to which such sums payable must be increased. In connection with any such replacement of a Lender, the applicable Borrower shall pay all costs that would have been due to such Lender pursuant to Section 3.6 if such Lender's Advances had been prepaid at the time of such replacement.

3.9 OTHER TAXES

(a) Each Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made by such Borrower under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

(b) Each Borrower hereby agrees to indemnify each Lender for the full amount of Other Taxes (including, without limitation, any Other Taxes imposed or asserted by any jurisdiction on amounts payable by such Borrower under this Section 3.9) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

(c) If either Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.9, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

(d) If a Lender is reimbursed for an amount paid by either Borrower pursuant to this Section 3.9, it shall promptly return such amount to such Borrower.

(e) Within thirty (30) days after the date of any payment of Other Taxes, the applicable Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing such payment.

(f) Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this
      Section 3.9 shall survive the termination of this Agreement and the payment in full of the Obligations.

3.10 CURRENCY CONVERSION AND CURRENCY INDEMNITY

(a) Borrowers shall make payment relative to any Obligation in the currency (the "Agreed Currency") in which the Obligation was incurred. If any payment is received on account of any Obligation in any currency (the "OTHER CURRENCY") other than the Agreed Currency (whether voluntarily, pursuant to any Conversion of an Advance or pursuant to an order or judgment or the enforcement thereof or the realization of any security or the liquidation of such Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of a Borrower hereunder and under the other Loan Documents in respect of such Obligation only to the extent of the amount of the Agreed Currency which the relevant Lender is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

(b) If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the "Judgment Currency") any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the next Business Day following the date such judgment is given and in any event the applicable Borrower shall be obligated to pay the Lenders any deficiency in accordance with Section 3.10(c). For the foregoing purposes "RATE OF EXCHANGE" means the rate at which the relevant Lenders, as applicable, in accordance with their normal banking procedures are able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

(c) If any Lender receives any payment or payments on account of the liability of either Borrower hereunder pursuant to any judgment or order in any Other Currency, and the amount of the Agreed Currency which the relevant Lender is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such Obligations immediately prior to such judgment or order, then such Borrower on demand shall, and such Borrower hereby agrees to, indemnify and save such Lender harmless from and against any loss, cost or expense arising out of or in connection with such deficiency. The agreement of indemnity provided for in this Section 3.10(c) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

3.11 EVIDENCE OF INDEBTEDNESS

            The Agent shall open and maintain on the books of the Agent's Branch of Account, accounts and records evidencing the Borrowings and other amounts owing by the Borrowers to the Agent and each Lender under this Agreement. The Agent shall debit therein the amount of such Borrowings and shall enter therein each payment of the Borrowings and interest thereon and fees and other amounts payable pursuant to this Agreement and shall record the Bankers' Acceptances accepted by each Lender and the Letters of Credit issued by the Fronting Lender or by the Agent on behalf of each Lender and all other amounts becoming due to the Agent, each Lender and the Fronting Lender under this Agreement. The Accounts constitute, in the absence of manifest error, prima facie evidence of the indebtedness of each Borrower to the Agent, each Lender and the Fronting Lender pursuant to this Agreement, the date the Agent, each Lender and the Fronting Lender made each Borrowing available to the applicable Borrower and the amounts the applicable Borrower has paid from time to time on account of the Borrowings and interest thereon and fees payable pursuant to this Agreement and other amounts owing hereunder.

                                   ARTICLE 4
                        CONDITIONS PRECEDENT TO ADVANCES

4.1 DOCUMENTS TO BE DELIVERED

            No Lender has any obligation to make its first Advance, unless Agent shall have received all of the following, duly executed and delivered and in form, substance and date satisfactory to Agent:

(a) This Agreement and any other documents that Lenders are to execute in connection herewith.

(b)   Guarantee of the US Parent.

(c)   Certain certificates of Borrowers including:

      (i) An "Omnibus Certificate" of the Secretary or Assistant Secretary and of the Chairman of the Board, President, or Vice President - Finance of each Borrower, which shall contain the names and signatures of the officers of such Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: a copy of resolutions duly adopted by the Board of Directors of such Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, a copy of the charter documents of such Borrower and all amendments thereto, certified by the appropriate official of its jurisdiction of organization, and a copy of any bylaws of such Borrower; and

      (ii) A "Compliance Certificate" of the Chairman of the Board or President and of the Vice President - Finance of each Borrower, of even date with such Loan or such Letter of Credit, in which such officers certify to the satisfaction of the conditions set out in subsections
            (a) and (b) of Section 4.3.

(d) Certificate (or certificates) of the due formation, valid existence and good standing of each Borrower in its jurisdiction of organization and, if different, the Province of Alberta, issued by the appropriate official of such jurisdiction.

(e) Documents similar to those specified in subsections (c)(i) and (ii) above with respect to the US Parent.

(f) Favorable opinions of Bennett Jones LLP, counsel for Restricted Persons other then the US Parent and Mayer, Brown, Rowe and Maw, counsel for the US Parent, in each case, substantially in the form set forth in Exhibit D1 and D2, respectively and a favorable opinion of Burnet, Duckworth & Palmer LLP covering the matters requested by Agent.

(g)   The Initial Financial Statements.

4.2 ADDITIONAL CONDITIONS PRECEDENT TO FIRST ADVANCE

            No Lender has any obligation to make its first Advance, unless on the date thereof:

(a) All commitment, facility, agency, legal and other fees required to be paid or reimbursed to any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into shall have been paid.

(b) No event which would reasonably be expected to have a Material Adverse Effect shall have occurred since the date of the most recent Initial Financial Statements.

(c) All legal matters relating to the Loan Documents and the consummation of the transactions contemplated thereby shall be satisfactory to Burnet, Duckworth & Palmer LLP, counsel to Agent.

4.3 ADDITIONAL CONDITIONS PRECEDENT TO ALL ADVANCES

            No Lender has any obligation to make any Advance (including its first), unless the following conditions precedent have been satisfied:

(a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Advance in all respects in the case of the First Advance and in all material respects in the case of all Advances thereafter (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Advance.

(b)   No Default shall exist at the date of such Advance.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

            To confirm each Lender's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Lender Party to enter into this Agreement and to extend credit hereunder, each Borrower represents and warrants to each Lender Party that:

5.1 NO DEFAULT

            No event has occurred and is continuing which constitutes a Default.

5.2 ORGANIZATION AND GOOD STANDING

            Each Borrower and each of the Material Subsidiaries of Borrowers is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Borrower and each of the Material Subsidiaries of the Borrowers is duly qualified, in good standing, and authorized to do business in all other jurisdictions within Canada wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary except where failure to so qualify would not have a Material Adverse Effect. Each Borrower and each of the Material Subsidiaries of the Borrowers has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside Canada wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable except where failure to so qualify would not have a Material Adverse Effect.

5.3 AUTHORIZATION

            Each Borrower has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Each Borrower is duly authorized to borrow funds hereunder.

5.4 NO CONFLICTS OR CONSENTS

            The execution and delivery by each Borrower and each Subsidiary of a Borrower that is a Restricted Person of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not:

(a)   conflict with any provision of:

      (i)   any Law;

      (ii) the organizational documents or any unanimous shareholders agreement of any Restricted Person; or

      (iii) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person unless such conflict would not reasonably be expected to have a Material Adverse Effect; or

(b) result in the acceleration of any Indebtedness owed by any Restricted Person which would reasonably be expected to have a Material Adverse Effect; or

(c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person which would reasonably be expected to have a Material Adverse Effect, except as expressly contemplated or permitted in the Loan Documents.

Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents, unless failure to obtain such consent would not reasonably be expected to have a Material Adverse Effect.

5.5 ENFORCEABLE OBLIGATIONS

            This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

5.6 FULL DISCLOSURE

            No certificate, statement or other information delivered herewith or heretofore by any Borrower or any Subsidiary of a Borrower that is a Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any such Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made, provided that all such certificates, statements and other information is to be viewed in conjunction with the reports, statements, schedules and other information included in filings (collectively, "Securities Filings") made by the US Parent, the Borrowers, Mitchell Energy & Development Corp. or Anderson Exploration Ltd. with the Securities and Exchange Commission or, to the extent publicly available, analogous Canadian regulatory authorities. There is no fact known to any such Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to each Lender in writing or in one or more Securities Filings which would reasonably be expected to have a Material Adverse Effect.

5.7 LITIGATION

            Except as disclosed in the Initial Financial Statements, in the financial statements delivered to each Lender pursuant to Section 6.2, in the Disclosure Schedule or in a Disclosure Report, there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Borrower threatened, against any Borrower or any Subsidiary of a Borrower that is a Restricted Person before any Tribunal which would reasonably be expected to have a Material Adverse Effect, and there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any such Person which would reasonably be expected to have a Material Adverse Effect.

5.8 ENVIRONMENTAL AND OTHER LAWS

            Except as disclosed in the Disclosure Schedule:

(a) Borrowers and each Subsidiary of a Borrower that is a Restricted Person are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such Laws, unless failure to so comply would not reasonably be expected to have a Material Adverse Effect;

(b) none of the operations or properties of any Borrowers and each Subsidiary of a Borrower that is a Restricted Person is the subject of federal, provincial or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials, unless such remedial action would not reasonably be expected to have a Material Adverse Effect; and

(c) neither any Borrower nor any Subsidiary of a Borrower that is a Restricted Person (and to the best knowledge of Borrowers, no other Person) has filed any notice under any Law indicating that any such Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any such Person, unless such failure to so comply would not reasonably be expected to have a Material Adverse Effect.

5.9 BORROWERS' SUBSIDIARIES

            Neither Borrower presently has any Material Subsidiary except those listed in the Disclosure Schedule or in a Disclosure Report (it being understood that inclusion of a Subsidiary on the Disclosure Schedule does not mean that such Subsidiary is a Material Subsidiary). Each Borrower owns, directly or indirectly, the equity interest in each of its Material Subsidiaries which is indicated in the Disclosure Schedule or in a Disclosure Report.

5.10 TITLE TO PROPERTIES; LICENSES

            Each Borrower and each Subsidiary of a Borrower that is a Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Restricted Person's business except to the extent failure to have such title would not have a Material Adverse Effect. Each Borrower and each Subsidiary of a Borrower that is a Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter except to the extent failure to possess such licenses, permits, franchises, and intellectual property would not have a Material Adverse Effect, and no such Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property except to the extent any such violation would not have a Material Adverse Effect.

5.11 SOLVENCY

            Upon giving effect to the execution of the Loan Documents by Borrowers and the consummation of the transactions contemplated hereby, each Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws).

                                   ARTICLE 6
                       AFFIRMATIVE COVENANTS OF BORROWERS

            To conform with the terms and conditions under which each Lender is willing to have credit outstanding to each Borrower, and to induce each Lender Party to enter into this Agreement and extend credit hereunder, each Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Required Lenders have previously agreed otherwise:

6.1 PAYMENT AND PERFORMANCE

            Each Borrower will pay all amounts due by it under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents to be binding upon it. Each Borrower will cause each of its Subsidiaries which is a Restricted Person to observe, perform and comply with every such term, covenant and condition in any Loan Document.

6.2 BOOKS, FINANCIAL STATEMENTS AND REPORTS

            Each Borrower will at all times maintain full and accurate books of account and records. Each Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish (or will cause to be furnished) the following statements and reports to each Lender at Borrowers' expense:

(a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year,:

      (i) complete Consolidated financial statements of US Parent together with all notes thereto, prepared in reasonable detail in accordance with US GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by KPMG Peat Marwick L.L.P., or other independent certified public accountants selected by US Parent and acceptable to Agent, stating that such Consolidated financial statements have been so prepared; and

      (ii) to the extent such information is not available in the financial statements referred to in Section 6.2(a)(i) or in the Securities Filings, segmented financial information in respect of the US Parent's Canadian operations similar to that currently provided in the US Parent's consolidated financial statements.

      These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety (90) days after the end of each Fiscal Year each Borrower will furnish to Agent and each Lender a certificate in the form of Exhibit C signed by the President, Senior Vice President - Finance, Treasurer or Vice President - Accounting of US Parent and Borrowers, stating that such financial statements are accurate and complete, stating that such Person has reviewed the Loan Documents, containing all calculations required to be made to show compliance or non-compliance with the provisions of Section 7.6, and further stating that there is no condition or event at the end of such Fiscal Year or at the time of such certificate which constitutes a Default and specifying the nature and period of existence of any such condition or event.

(b) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, US Parent's Consolidated and consolidating balance sheet and income statement as of the end of such Fiscal Quarter and a Consolidated statement of cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with US GAAP, subject to changes resulting from normal year-end adjustments together with segmented financial information in respect of the US Parent's Canadian operations similar to that currently provided in the US Parent's consolidated financial statements to the extent such information is not available in the financial statements referred to in this Section 6.2(b) or in the Securities Filings. In addition each Borrower will, together with each such set of financial statements, furnish a certificate in the form of Exhibit C signed by the President, Senior Vice President - Finance, Treasurer or Vice President - Accounting of such US Parent stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that such Person has reviewed the Loan Documents, containing all calculations required to be made to show compliance or non-compliance with the provisions of Section 7.6 and further stating that there is no condition or event at the end of such Fiscal Quarter or at the time of such certificate which constitutes a Default and specifying the nature and period of existence of any such condition or event.

(c) Concurrently with providing the annual and quarterly financial statements to each Lender pursuant to Section 6.2(a) and (b), the Borrowers will provide to each Lender a copy of US Parent's Form 10-K and 10-Q, as applicable, filed with the Securities and Exchange Commission and a list of all other Securities Filings and, without duplication, all other financial statements, reports, notices and proxy statements sent by US Parent or any of its Subsidiaries that is a Restricted Person to its shareholders and all registration statements, prospectuses, periodic reports and other statements and schedules filed by any such Person with any exchange, any securities commission or any similar Governmental Authority, including any information or estimates with respect to US Parent's oil and gas business (including its exploration, development and production activities) which are required to be furnished in such Borrower's annual report pursuant to securities legislation or the rules, policies and requirements of any Governmental Authority, in each case covering all such matters since the most recent list provided to such Lender. Upon request by a Lender acting reasonably, the Borrowers will provide a copy of any such materials to such Lender.

6.3 OTHER INFORMATION AND INSPECTIONS

            Each Borrower and each Subsidiary of a Borrower that is a Restricted Person will furnish to each Lender any information which Agent may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with such Persons' businesses and operations. Each Borrower and each Subsidiary of a Borrower that is a Restricted Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, lawyers, appraisers and any other Persons) to visit and inspect upon prior written notice during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Borrower and each Subsidiary of a Borrower that is a Restricted Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

6.4 NOTICE OF MATERIAL EVENTS Borrowers will promptly notify each Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

            (a) the occurrence of any event which would have a Material Adverse Effect,

(b)   the occurrence of any Default,

(c) the acceleration of the maturity of any Indebtedness owed by any of Borrowers or any of their Subsidiaries that are Restricted Persons having a principal balance of more than US $150,000,000, or of any default by any such Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such default would have a Material Adverse Effect,

(d) the occurrence of any Termination Event which could reasonably be expected to cause:

(i) the total amount of withdrawal liability that would be incurred by all ERISA Affiliates upon their complete withdrawal from all Multiemployer Plans to exceed US $250,000,000; or

      (ii) the aggregate Liabilities of the ERISA Affiliates to ERISA Plans to exceed US $250,000,000,

      (e) any claim of US $250,000,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any of Borrowers or any of their Subsidiaries that are Restricted Persons or with respect to any such Person's properties, and

(f) the filing of any suit or proceeding against any Borrowers or any of their Subsidiaries that are Restricted Person in which an adverse decision would reasonably be expected to have a Material Adverse Effect.

6.5   MAINTENANCE OF PROPERTIES

            Each Borrower and each Subsidiary of a Borrower that is a Restricted Person will maintain, preserve, protect, and keep all property used or useful in the conduct of its business in good condition, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.6 MAINTENANCE OF EXISTENCE AND QUALIFICATIONS

            Each Borrower and each Subsidiary of a Borrower that is a Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not have a Material Adverse Effect.

6.7 PAYMENT OF TRADE LIABILITIES, TAXES, ETC.

            Each Borrower and each Subsidiary of a Borrower that is a Restricted Person will:

(a)   timely file all required tax returns;

(b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; and

(c) maintain appropriate accruals and reserves for all of the foregoing in accordance with US GAAP.

Such Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

6.8 INSURANCE

            Each Borrower and each Subsidiary of a Borrower that is a Restricted Person will keep or cause to be kept insured in accordance with industry standards by financially sound and reputable insurers, its surface equipment and other property of a character usually insured by similar Persons engaged in the same or similar businesses.

6.9 PERFORMANCE ON BORROWERS' BEHALF

            If either Borrower or any Subsidiary of a Borrower that is a Restricted Person fails to pay any taxes, insurance premiums, expenses, lawyers' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same, and shall use its best efforts to give at least five (5) Business Days notice to Borrowers prior to making any such payment; provided, however, that any failure by Agent to so notify Borrowers shall not limit or otherwise impair Agent's ability to make any such payment. Devon Canada shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

6.10 INTEREST

            Each Borrower hereby promises to each Lender to pay interest at the Default Rate applicable to Prime Rate Loans on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) which such Borrower has in this Agreement promised to pay to such Lender and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

6.11 COMPLIANCE WITH LAW

            Each Borrower and each Subsidiary of a Borrower that is a Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.12 ENVIRONMENTAL MATTERS

(a) Each Borrower and each Subsidiary of a Borrower that is a Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect, unless such failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b) Each Borrower will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by such Borrower, or of which it has notice, pending or threatened against such Borrower, by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business which involve a potential liability or claim in excess of US $250,000,000.

6.13 BANK ACCOUNTS; OFFSET

            Each Borrower hereby agrees that each Lender (including in its capacity as the Fronting Lender) shall have the right to offset (which shall be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan Documents, or otherwise):

(a) any and all moneys, securities or other property (and the proceeds therefrom) of such Borrower now or hereafter held or received by or in transit to any Lender for the account of such Borrower;

(b) any and all deposits (general or special, time or demand, provisional or final) of such Borrower with any Lender;

(c) any other credits and balances of such Borrower at any time existing against any Lender, including claims under certificates of deposit; and

(d) any indebtedness owed or payable by any Lender to such Borrower at any time against Obligations owing by such Borrower due to it that have not been paid when due. At any time and from time to time after the occurrence of any Event of Default and during the continuance thereof, each Lender is hereby authorized to offset against the Obligations then due and payable to it by such Borrower (in either case without notice to such Borrower), any and all items hereinabove referred to.

To the extent that any Borrower has accounts designated as royalty or joint interest owner accounts, the foregoing right of offset shall not extend to funds in such accounts which belong to, or otherwise arise from payments to such Borrower for the account of, third party royalty or joint interest owners.

                                   ARTICLE 7
                         NEGATIVE COVENANTS OF BORROWERS

            To conform with the terms and conditions under which each Lender is willing to have credit outstanding to each Borrower, and to induce each Lender Party to enter into this Agreement and make the Loans or issue Letters of Credit, each Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Required Lenders have previously agreed otherwise:

7.1 INDEBTEDNESS

            Neither any Borrower nor any Subsidiary of a Borrower that is a Restricted Subsidiary will in any manner owe or be liable for Indebtedness except:

(a)   the Obligations.

(b) capital lease obligations (excluding oil, gas or mineral leases) entered into in the ordinary course of such Restricted Person's business in arm's length transactions at competitive market rates under competitive terms and conditions in all respects, provided that such capital lease obligations required to be paid in any Fiscal Year do not in the aggregate exceed US $50,000,000 for all Restricted Subsidiaries, whether or not Subsidiaries of any Borrower.

(c) unsecured Liabilities owed among the Restricted Persons; provided that Liabilities owed by any Restricted Subsidiary (other than Borrowers) to US Parent may be secured by any and all assets of such Restricted Subsidiary.

(d) guarantees by one Restricted Person of Liabilities owed by another Restricted Person, if such Liabilities either:

      (i)   are not Indebtedness; or

      (ii)  are allowed under subsections (a), (b) or (c) of this Section 7.1.

(e) Indebtedness of the Restricted Persons for plugging and abandonment bonds or for letters of credit issued by any Lender in place thereof which are required by regulatory authorities in the area of operations, and Indebtedness of the Restricted Persons for other bonds or letters of credit issued by any Lender which are required by such regulatory authorities with respect to other normal oil and gas operations.

(f)   non-recourse Indebtedness as to which no Restricted Person:

      (i) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness); or

      (ii)  is directly or indirectly liable (as a guarantor or otherwise);

      provided, that after giving effect to such Indebtedness outstanding from time to time, US Parent is not in violation of Section 7.6.

(g) Indebtedness that is subordinated to the Obligations on terms acceptable to Required Lenders.

(h) Indebtedness in the approximate amount of Cdn. $1,448,000 owed to Indeck Gas Supply Corporation by Northstar Energy pursuant to a Gas Sales and Purchase Agreement dated as of March 9, 1989, as heretofore or hereafter amended from time to time.

(i)   Acquired Debt.

(j)   Indebtedness under Hedging Contracts.

(k) Indebtedness relating to the surety bond and letter of credit obligations (including replacements thereof) listed on Schedule 2 and Indebtedness relating to the undrawn amount of surety bonds and letters of credit (exclusive of the surety bonds and letter of credit obligations listed on Schedule 2 and replacements thereof) incurred in the ordinary course of business not to exceed 2% of Consolidated Assets at any time.

(l) Indebtedness outstanding on the Closing Date or thereafter incurred pursuant to funding commitments in existence on the Closing Date and listed in Schedule 3 hereto, as the same may be amended, supplemented or modified from time to time or extended, renewed, restructured, refinanced or replaced, so long as no Restricted Subsidiary increases the aggregate principal amount thereof for which such Restricted Subsidiary is then or may thereafter become liable (other than as provided in the Amended and Restated Credit Agreement referred to in Schedule 3.

(m) miscellaneous items of Indebtedness of all Restricted Persons (other than US Parent) not described in subsections (a) through (l) which do not in the aggregate exceed US $400,000,000 in principal amount at any one time outstanding.

7.2 LIMITATION ON LIENS

            Except for Permitted Liens, neither any Borrower nor any Subsidiary of a Borrower that is a Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires. Neither any Borrower nor any Subsidiary of a Borrower that is a Restricted Person will allow the filing or continued existence of any financing statement describing as collateral any assets or property of such Restricted Person, other than financing statements which describe only collateral subject to a Lien permitted under this Section 7.2 and which name as secured party or lessor only the holder of such Lien.

7.3 LIMITATION ON MERGERS

            Neither any Borrower nor any Subsidiary of a Borrower that is a Restricted Person will merge, amalgamate or consolidate with or into any other Person except that either Borrower or any Subsidiary of either Borrower which is a Restricted Person may be merged, amalgamated or consolidated with or into:

(a)   either Borrower;

(b) any other Subsidiary of US Parent, so long as the surviving business entity arising from such merger, amalgamation or consolidation is a Restricted Person; or

(c)   US Parent, so long as US Parent is the continuing business entity.

7.4 LIMITATION ON ISSUANCE OF SECURITIES BY SUBSIDIARIES OF US PARENT; OWNERSHIP OF CERTAIN RESTRICTED SUBSIDIARIES BY US PARENT.

(a) Neither any Borrower nor any Subsidiary of a Borrower that is a Restricted Person will issue any additional shares of its capital stock, additional partnership interests or other securities or any options, warrants or other rights to acquire such additional shares, partnership interests or other securities except to US Parent or another Restricted Person which is a wholly-owned direct or indirect Subsidiary of US Parent unless:

      (i) such securities are being issued to acquire a business, directly or indirectly through the use of the proceeds of such issuance; and

      (ii) such securities are convertible into the common shares or similar securities of US Parent and/or can be redeemed in cash at the option of the Restricted Person that issued such securities.

      In addition:

            (A) Northstar Energy may issue "Exchangeable Shares" (as defined in the Articles of Amalgamation of Northstar Energy and in this Section 7.4 called "Exchangeable Shares") upon the terms specified in the Articles of Amalgamation of Northstar Energy as in effect on January 1, 2001;

            (B) Devon Canada may issue exchangeable shares upon substantially the same terms as such Exchangeable Shares; and

            (C) either Borrower may issue stock options to its employees from time to time to acquire such Exchangeable Shares, provided that such options are granted under a stock option plan of either Borrower and/or US Parent.

(b) US Parent will at all times own, directly or indirectly, 100% of the outstanding shares of common stock of Northstar Energy and Devon Canada.

7.5 TRANSACTIONS WITH AFFILIATES

            Neither any Borrower nor any Subsidiary of a Borrower that is a Restricted Person will engage in any material transaction with any of its Affiliates on terms which are less favorable in any material respect to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among such Restricted Persons that are wholly-owned, directly or indirectly, by US Parent.

7.6 FUNDED DEBT TO TOTAL CAPITALIZATION

            The ratio of US Parent's Consolidated Total Funded Debt to US Parent's Total Capitalization will not exceed:

(a) seventy percent (70%) at the end of the Fiscal Quarter ending June 30, 2002; and

(b)   sixty-five percent (65%) at the end of any Fiscal Quarter thereafter.

                                   ARTICLE 8
                         EVENTS OF DEFAULT AND REMEDIES

8.1   EVENTS OF DEFAULT

            Each of the following events constitutes an Event of Default under this Agreement:

(a) Any Restricted Person fails to pay any principal component of any Obligation when due and payable or fails to pay any other Obligation including, without limitation, depositing BA/LC Collateral within three
      (3) days after the date when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

(b) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

(c) Any Restricted Person fails (other than as referred to in subsections (a) or (b) above) to:

      (i)   duly comply with Section 1.8 or Section 7.4(b) of this Agreement; or

      (ii) duly observe, perform or comply with any other covenant, agreement, condition or provision of any Loan Document;

      and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrowers;

(d) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made; provided, that if such falsity or lack of correctness is capable of being remedied or cured within a 30-day period, Borrowers shall (subject to the other provisions of this Section 8.1) have a period of 30 days after written notice thereof has been given to Borrowers by Agent within which to remedy or cure such lack of correctness, or this Agreement or the Guarantee executed by the US Parent is asserted to be or at any time ceases to be valid, binding and enforceable in any material respect as warranted in Section 5.5 for any reason other than its release or subordination by Agent;

(e)   Any Restricted Person:

      (i) fails to duly pay any Indebtedness (including Indebtedness under the US Agreement) in excess of US $150,000,000 constituting principal or interest owed by it with respect to borrowed money or money otherwise owed under any note, bond, or similar instrument; or

      (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, other than a breach or default described in clause (i) above, and any such failure, breach or default results in the acceleration of such Indebtedness; provided that notwithstanding any provision of this
      Section 8.1(e) to the contrary, to the extent that the terms of any such agreement or instrument governing the sale, pledge or disposal of Margin Stock or utilization of the proceeds of such Indebtedness in connection therewith would result in such acceleration and in a Default or an Event of Default under this Agreement, and would cause this Agreement or any Loan to be subject to the margin requirements or any other restriction under Reg U, then such acceleration shall not constitute a Default or Event of Default under this Section 8.1(e);

(f)   Any Change of Control occurs;

(g) Any Borrower, US Parent or any other Restricted Person having assets with a book value of at least US $250,000,000:

      (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada), as each are from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

      (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada), as each are from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

      (iii) suffers the appointment of or taking possession by a receiver, receiver-manager, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its property in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

      (iv) suffers the entry against it of a final judgment for the payment of money in an amount that exceeds (x) the valid and collectible insurance in respect thereof or (y) the amount of an indemnity with respect thereto reasonably acceptable to the Required Lenders by US $250,000,000 or more, unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

      (v) suffers a levy of distress or execution or possession, or a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any part of its property having a book value of at least US $250,000,000, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside.

Upon the occurrence of an Event of Default described in Section 8.1(g)(i), (ii) or (iii) with respect to Borrowers, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrowers and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Advances shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Required Lenders, Agent shall), without notice to Borrowers or any other Restricted Person, do either or both of the following:

            (A) terminate any obligation of Lenders and the Fronting Lender to make Advances hereunder; and

            (B) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrowers and each Restricted Person who at any time ratifies or approves this Agreement.

8.2 REMEDIES

            If any Event of Default shall occur and be continuing, each Lender Party, and the Agent for and on behalf of the Lenders, may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party, and the Agent for and on behalf of the Lenders, may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

                                    ARTICLE 9
                                      AGENT

9.1 APPOINTMENT, POWERS, AND IMMUNITIES.

(a) Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent-Related Persons:

      (i) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be trustees or fiduciaries for any Lender;

      (ii) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Restricted Person or any other Person to perform any of its obligations thereunder;

      (iii) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Restricted Person or the satisfaction of any condition or to inspect the property (including the books and records) of any Restricted Person or any of its Subsidiaries or Affiliates or for the failure of any Restricted Person or Lender to perform its obligations under any Loan Document;

      (iv) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

      (v) shall not be responsible to the other Lenders for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the number of Lenders herein specified with respect to a particular action shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.1.

      Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

9.2 RELIANCE BY AGENT

(a) Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Restricted Person), independent accountants, and other experts selected by Agent. Agent may deem and treat the applicable Lender as the party entitled to payment hereunder for all purposes hereof unless and until Agent receives and accepts an Assignment and Assumption executed in accordance with Section 10.6 hereof. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders, Majority Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders, Majority Lenders or all Lenders otherwise determine, the Agent shall, and in all other instances, the Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

(b)   For purposes of determining compliance with the conditions specified in
      Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender; provided, however, that Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to any Loan Document or applicable Law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

9.3 DEFAULTS

            Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Agent has received written notice from a Lender or Borrowers specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section
9.1 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders. Notwithstanding the foregoing, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

9.4 RIGHTS AS LENDER

            With respect to its Percentage Share of the Maximum Credit Amount and the Loans made by it, Agent (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make Investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Restricted Person or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and Agent (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Restricted Person or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

9.5 INDEMNIFICATION

            The Lenders agree to indemnify each Agent-Related Person (to the extent not reimbursed under Section 10.4 hereof, but without limiting the obligations of Borrowers under such section) ratably in accordance with their respective Percentage Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including legal fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by Agent under any Loan Document (including any of the foregoing arising from the negligence of agent); provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified, and provided further that no action taken in accordance with the directions of the number of Lenders herein specified with respect to a particular action shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.5. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrowers under Section 10.4, to the extent that Agent is not promptly reimbursed for such costs and expenses by Borrowers. The agreements contained in this Section 9.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

9.6 NON-RELIANCE ON AGENT AND OTHER LENDERS

            Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Restricted Person or any of its Subsidiaries or Affiliates that may come into the possession of Agent or any of its Affiliates.

9.7 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY

            Royal Bank of Canada and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Restricted Persons and their respective Affiliates as though Royal Bank of Canada were not the Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Royal Bank of Canada or its Affiliates may receive information regarding any Restricted Person or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Restricted Person or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Royal Bank of Canada shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Agent and the terms "Lender" and "Lenders" include Royal Bank of Canada in its individual capacity.

9.8 SHARING OF SET-OFFS AND OTHER PAYMENTS

            Each Lender agrees that if it shall, whether through the exercise of rights under Loan Documents or rights of banker's lien, set off, or counterclaim against Borrowers or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Lender to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then:

(a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lenders to share all payments as provided for in Section 3.1; and

(b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 3.1;

provided, however, that nothing herein contained shall in any way affect the right of any Lender to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrowers expressly consent to the foregoing arrangements and agree that any holder of any such interest may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest. If all or any part of any funds transferred pursuant to this Section
9.8 is thereafter recovered from the seller under this Section 9.8 which received the same, the purchase provided for in this Section 9.8 shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a Tribunal order to be paid on account of the possession of such funds prior to such recovery.

9.9 INVESTMENTS

            Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

9.10 BENEFIT OF ARTICLE 9

            The provisions of this Article 9 (other than Section 9.11) are intended solely for the benefit of Lenders, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender. Lenders may waive or amend such provisions as they desire without any notice to or consent of Borrowers or any Restricted Person.

9.11 RESIGNATION

            Agent may resign at any time by giving written notice thereof to Lenders and Borrowers. Each such notice shall set forth the date of such resignation. Upon any such resignation, Required Lenders shall have the right to appoint a successor Agent and if no Default or Event of Default has occurred and is continuing, Required Lenders shall obtain the consent of Borrowers. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of Canada or of any province thereof and if no Default or Event of Default has occurred and is continuing, retiring Agent shall obtain the consent of Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article 9 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                                   ARTICLE 10
                                  MISCELLANEOUS

10.1 WAIVERS AND AMENDMENTS; ACKNOWLEDGMENTS.

(a) WAIVERS AND AMENDMENTS: No failure or delay (whether by course of conduct or otherwise) by any Lender Party in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this
      Section 10.1, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan

      Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by:

      (i)   if such party is the Borrowers, by Borrowers;

      (ii)  if such party is the Agent, by such party;

      (iii) if such party is the Fronting Lender, by such party; and

      (iv) if such party is a Lender, by such Lender or by the Agent on behalf of the Lenders with the written consent of Required Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.10).

      Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of Majority Lenders, execute and deliver on behalf of such Lender any waiver or amendment which would increase the Maximum Credit Amount hereunder. Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would:

            (A)   waive any of the conditions specified in Article 4;

            (B) increase the maximum amount which such Lender is committed hereunder to lend;

            (C) reduce any fees payable to such Lender hereunder, or the principal or interest owing to such Lender;

            (D) postpone any date fixed for any payment of any such fees, principal or interest,

            (E) change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents,

            (F) release either Borrower or US Parent pursuant to its Guarantee from its obligation to pay such Lender's Advances; or

            (G)   amend this Section 10.1(a).

(b) ACKNOWLEDGMENTS AND ADMISSIONS: Each Borrower hereby represents, warrants, acknowledges and admits that:

      (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party;

      (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof;

      (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof;

      (iv) no Lender has any fiduciary obligation toward such Borrower with respect to any Loan Document or the transactions contemplated thereby;

      (v) the relationship pursuant to the Loan Documents between such Borrower and the other Restricted Persons, on one hand, and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively;

      (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender;

      (vii) Agent is not such Borrower's Agent, but Agent for Lenders;

     (viii) without limiting any of the foregoing, no Borrower is relying upon any representation or covenant by any Lender, or any representative thereof, and no such representation or covenant has been made, that any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents; and

      (ix) all Lender Parties have relied upon the truthfulness of the acknowledgments in this Section 10.1 in deciding to execute and deliver this Agreement and to become obligated hereunder.

(c) JOINT ACKNOWLEDGMENT: This written agreement and the other loan documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(d) ANNUAL RATES OF INTEREST: For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Agreement is calculated on the basis of a period other than a calendar year (the "Interest Period"), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Interest Period.

10.2 SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE

            All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender and the Fronting Lender and all of Lenders' and Fronting Lender's obligations to Borrowers are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Lender under any Loan Document shall be deemed representations and warranties by each Borrower or agreements and covenants of each Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lenders in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

10.3 NOTICES

            All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent or, if applicable, the Fronting Lender, may give telephonic notices to the other Lenders), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, by delivery service with proof of delivery, or by registered Canadian mail, postage prepaid, to each Borrower and Restricted Persons at the address of each Borrower specified on the signature pages hereto and to Agent at its address specified on the signature pages hereto and to each Lender at the address specified on Annex II (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given:

(a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein;

(b)   in the case of facsimile or other electronic transmission, upon receipt;
      or

(c) in the case of registered Canadian mail, five Business Days after deposit in the mail;

provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

10.4 PAYMENT OF EXPENSES; INDEMNITY

(a) PAYMENT OF EXPENSES: Whether or not the transactions contemplated by this Agreement are consummated, Devon Canada will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay:

      (i) all reasonable costs and expenses incurred by or on behalf of Agent (including without limitation, legal fees) in connection with:

            (A) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto;

            (B) the borrowings hereunder and other action reasonably required in the course of administration hereof;

            (C) monitoring or confirming (or preparation or negotiation of any document related to) Borrowers' compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and

      (ii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including without limitation, legal fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this Section 10.4) or the defense of any Lender Party's exercise of its rights thereunder.

(b) INDEMNITY: Devon Canada agrees to indemnify each Agent-Related Person and each Lender Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements, excluding principal and interest owing by Northstar Energy with respect to Advances made to Northstar Energy, but including reasonable fees of legal counsel, accountants, experts and advisors) of any kind or nature whatsoever (in this Section 10.4(b) collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Lender Party growing out of, resulting from or in any other way associated with the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort or otherwise and including any violation or noncompliance with any Environmental Laws by any Agent-Related Person or any Lender Party or any other Person or any liabilities or duties of any Agent-Related Person or any Lender Party or any other Person with respect to Hazardous Materials found in or released into the environment).

The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or caused, in whole or in part by any negligent act or omission of any kind by any Agent-Related Person or Lender Party, provided only that no Agent-Related Person or Lender Party shall be entitled under this Section 10.4(b) to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrowers or any of their Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party , the indemnification provided for in this Section 10.4(b) shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this Section 10.4(b) the term "Lender Party " shall refer not only to each Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative, attorney-in-fact and Affiliate of such Person.

10.5 PARTIES IN INTEREST

            All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that, no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of all Lenders (and any attempted assignment or transfer by any Restricted Person without such consent shall be null and void). Neither Borrowers nor any Affiliates of Borrowers shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrowers or any Affiliate of Borrowers at any time purchases some but less than all of the Obligations owed to all Lenders, such purchaser shall not be entitled to any rights of any Lender under the Loan Documents unless and until Borrowers or their Affiliates have purchased all of the Obligations.

10.6 ASSIGNMENTS AND PARTICIPATIONS

(a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans Maximum Credit Amount); provided, however, that

      (i)   each such assignment shall be to an Eligible Assignee;

      (ii) except in the case of such an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any partial assignment of such Lender's rights and obligations under this Agreement shall be in a collective amount at least equal to Cdn. $10,000,000 or an integral multiple of Cdn. $1,000,000 in excess thereof calculated with respect to the Maximum Credit Amount;

      (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under the Loan Documents;

      (iv) if applicable, the Eligible Assignee shall be acceptable to any beneficiary under a Direct Letter of Credit; and

      (v) the parties to such assignment shall execute and deliver to Agent for its acceptance an Assignment and Assumption in the form of Exhibit F hereto, together with a processing fee of Cdn. $3,500.

      Subject to acceptance and recording thereof by Agent pursuant to Section, 10.6(b) from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the obligations, rights, and benefits of a Lender under this Agreement and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2, 3.6, 3.9, 3.10 and 10.4). If, prior to an Event of Default, the assignee is not incorporated under the Laws of Canada or a province thereof, it shall deliver to Borrowers and Agent certification as to exemption from deduction or withholding of Taxes acceptable to the Agent and the Borrowers, acting reasonably. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection (a) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.6.

(b) Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at its address referred to in Section 10.3 a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and their Percentage Share of the Maximum Credit Amount of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c) Upon its receipt of an Assignment and Assumption executed by the parties thereto, together with payment of the processing fee, Agent shall, if such Assignment and Assumption has been completed and is in substantially the form of Exhibit F hereto:

      (i)   accept such Assignment and Assumption;

      (ii)  record the information contained therein in the Register; and

      (iii) give prompt notice thereof to the parties thereto.

(d) Any Lender may at any time, without the consent of, or notice to, Borrowers or Agent, sell participations to any Person (other than a natural person or Borrowers or any of Borrowers' Affiliates or Subsidiaries) in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of the Maximum Credit Amount and its Loans); provided, however, that:

      (i) such Lender's obligations under this Agreement shall remain unchanged;

      (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

      (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article 3 (provided that a participant shall not be entitled to receive any greater payment under Section 3.1 or 3.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrowers' prior written consent; and

      (iv) Borrowers, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

      A participant that would have been subject to Section 3.9 if it were a Lender, shall not be entitled to the benefits of Section 3.1 unless Borrowers have been notified of the participation sold to such participant, and such participant agrees, for the benefit of Borrowers, to comply with such section as if it were a Lender) and the right of offset contained in Section 6.13 (provided that such participant agrees to be subject to Section 9.8 as if it were a Lender). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, or waiver of any provision of this Agreement (provided that such Lender may agree that it will not approve amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans, or extending its Maximum Credit Amount without the prior consent of the participant).

(e) If the consent of Borrowers to an assignment or to an Eligible Assignee is required hereunder, Borrowers shall be deemed to have given their consent ten (10) Business Days after the date notice thereof has been delivered by the assigning Lender (through Agent) unless such consent is expressly refused by Borrowers prior to such tenth Business Day.

(f) Notwithstanding anything to the contrary contained herein, if at any time the Fronting Lender assigns all of its Percentage Share in the Obligations and its rights and obligations hereunder pursuant to Section 10.6(a) above, such Fronting Lender may upon 30 days' notice to Borrowers and Lenders, resign as Fronting Lender. In the event of any such resignation by the Fronting Lender, Borrowers shall be entitled to appoint from among the Lenders a successor Fronting Lender hereunder; provided , however, that no failure by Borrowers to appoint any such successor shall affect the resignation of the Fronting Lender. If the Fronting Lender resigns, it shall retain all the rights and obligations of the Fronting Lender hereunder with respect to all Fronted Letters of Credit outstanding as of the effective date of its resignation as the Fronting Lender and all LC Obligations with respect thereto, including the right to require Lenders to make Prime Rate Loans or fund participations in unreimbursed amounts pursuant to Section 2.6(b).

(g) Any Lender may furnish any information concerning Borrowers or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 10.7 hereof.

10.7 CONFIDENTIALITY

            Agent and each Lender (in this Section 10.7 each is called a "LENDING PARTY") agrees to keep confidential any information furnished or made available to it by Borrowers pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information:

(a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party;

(b) to any other Person if reasonably incidental to the administration of the credit facility provided herein;

(c)   as required by any Law, rule, or regulation;

(d)   upon the order of any Tribunal;

(e)   upon the request or demand of any regulatory agency or authority;

(f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement;

(g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party;

(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document; and

(i)   subject to provisions substantially similar to those contained in this
      Section 10.7, to any actual or proposed participant or assignee.

10.8 GOVERNING LAW; SUBMISSION TO PROCESS

            Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the laws of the Province of Alberta and shall be construed and enforced in accordance with and governed by the laws of the Province of Alberta and the laws of Canada applicable thereto, without regard to principles of conflicts of law. Each of the parties hereby agrees that any legal action or proceeding against such Borrower with respect to this Agreement or any of the Loan Documents may be brought in the courts of the Province of Alberta and each party submits and attorns to, the non-exclusive jurisdiction of the aforesaid courts. Each party waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens. Nothing herein shall affect the right of Lenders to serve process in any other manner permitted by law or shall limit the right of Lenders to bring proceedings against Borrowers in the courts of any other jurisdiction.

10.9 WAIVER OF JUDGMENT INTEREST ACT (ALBERTA)

            To the extent permitted by Law, the provisions of the Judgment Interest Act (Alberta) shall not apply to the Loan Documents and are hereby expressly waived by Borrowers.

10.10 DEEMED REINVESTMENT NOT APPLICABLE

            For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under the Loan Documents, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

10.11 LIMITATION ON INTEREST

            Lender Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this Section 10.11 shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If:

(a)   the maturity of any Obligation is accelerated for any reason;

(b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum; or

(c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to Borrowers or the other payor thereof upon such determination.

In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lenders and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, and in accordance with generally accepted actuarial practices and principles:

      (i) characterize any non-principal payment as an expense, fee or premium rather than as interest;

      (ii)  exclude voluntary prepayments and the effects thereof; and

      (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law.

In no event shall the aggregate "interest" (as defined in section 347 of the Criminal Code (Canada)) payable under the Loan Documents exceed the maximum effective annual rate of interest on the "credit advanced" (as defined in that section) permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of Borrowers, Agent and Lenders and the amount of such excess payment or collection shall be refunded to Borrowers. For purposes of the Loan Documents, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term applicable to the Obligations on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be prima facie evidence, for the purposes of such determination.

10.12 TERMINATION; LIMITED SURVIVAL

            In their sole and absolute discretion, Borrowers may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2, 3.3, 3.4, 3.5 and 3.6, and any obligations which any Person may have to indemnify or compensate any Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrowers, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

10.13 SEVERABILITY

            If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

10.14 COUNTERPARTS; FAX

            This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement and the Loan Documents may be validly executed and delivered by facsimile or other electronic transmission.

10.15 WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.

            Each Borrower and each Lender hereby knowingly, voluntarily, intentionally, and irrevocably:

(a) waives, to the maximum extent not prohibited by law, any right it may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with the loan documents or any transaction contemplated thereby or associated therewith, before or after maturity, in each case whether now existing or hereafter arising, and whether founded in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this agreement may file an original counterpart or a copy of this Section 10.15 with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury;

(b) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any such litigation any "Special Damages", as defined below;

(c) certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers; and

(d) acknowledges that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this Section 10.15.

As used in this Section 10.15, "SPECIAL DAMAGES" includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.

10.16 DEFINED TERMS

            Capitalized terms and phrases used and not otherwise defined herein shall for all purposes of this Agreement have the meaning given to such terms and phrases in Annex I hereto.

10.17 ANNEX I, EXHIBITS AND SCHEDULES; ADDITIONAL DEFINITIONS

            Annex I, Annex II, and all Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.

10.18 AMENDMENT OF DEFINED INSTRUMENTS

            Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this Section 10.18 shall be construed to authorize any such renewal, extension, modification, amendment or restatement. Unless the context otherwise requires or unless otherwise provided herein, the references in this Agreement to a particular statute, rule or regulation also refer to and include all amendments, supplements and other modifications to such statute, rule or regulation.

10.19 REFERENCES AND TITLES

            All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

10.20 CALCULATIONS AND DETERMINATIONS

            All calculations under the Loan Documents of interest chargeable with respect to US Dollar Eurodollar Loans shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All calculations with respect to Bankers' Acceptances shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 days. All other calculations of interest and fees made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender of amounts to be paid under Article 3 or any other matters which are to be determined hereunder by a Lender (such as any US Dollar Eurodollar Rate, Business Day or Eurodollar Interest Period) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Required Lenders otherwise consent all financial statements and reports furnished to any Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with US GAAP.

10.21 CONSTRUCTION OF INDEMNITIES AND RELEASES

            All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification from or being released.

10.22 SEPARATE OBLIGATIONS

            Except as expressly set forth in Sections 1.5 and 10.4:

(a) all obligations of Northstar Energy and Devon Canada under this Agreement and the other Loan Documents are separate and individual obligations of Northstar Energy and Devon Canada, respectively, and

(b) Northstar Energy shall not have any liabilities in respect of Advances made by the Lenders to Devon Canada nor shall Devon Canada have any liabilities in respect of Advances made to Northstar Energy.

Notwithstanding anything contained herein, Northstar Energy shall not have any liability to pay any assessments, fees or costs, or otherwise provide financial assistance, relating to Advances made to Devon Canada or any other obligations of Devon Canada.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

ADDRESS FOR NOTICE:

ADDRESS:

3000, 400 - 3rd Avenue S.W.                     NORTHSTAR ENERGY CORPORATION
Calgary, Alberta   T2P 4H2                      CANADIAN BORROWER

Attention:        Vice President - Finance

Telephone:        (403) 213-8151                By:    /s/  Paul Brereton
                                                       ------------------
                                                       Paul Brereton
Fax:              (403) 213-8190                       Vice President - Finance

ADDRESS:

3000, 400 - 3rd Avenue S.W.                     DEVON CANADA CORPORATION
Calgary, Alberta   T2P 4H2                      CANADIAN BORROWER

Attention:        Vice President - Finance

Telephone:        (403) 213-8151                By:    /s/  Paul Brereton
                                                       ------------------
                                                       Paul Brereton
Fax:              (403) 213-8190                       Vice President - Finance

ADDRESS:

1100, 888 - 3rd Street S.W.
Calgary, Alberta   T2P 5C5

Attention:        Director, Corporate Credit

Telephone:        (403) 292-3890

Fax:              (403) 292-3234

WITH A COPY TO:

Credit Transaction Management
One Liberty Plaza, 4th Floor
New York, New York 10006 - 1404                 ROYAL BANK OF CANADA, AS LENDER

Attention:        Manager, Credit Transaction
                  Management

Telephone:        (212) 428-6415                By:    /s/  Sonia G. Tibbatts
                                                       ----------------------
                                                       Sonia G. Tibbatts
Fax:              (2120 428-2319                       Senior Manager
ADDRESS:

2000, 700 - 2nd Street S.W.
Calgary, Alberta   T2P 2N7                      THE BANK OF NOVA SCOTIA

Attention:        Director

Telephone:        (403) 221-6421                Per:   /s/  Richard D. Lee
                                                       -------------------
                                                       Name:  Richard D. Lee
Fax:              (403) 221-6497                       Title:  Managing Director

ADDRESS:

Suite 4240, 161 Bay Street
BCE Place, P. O. Box 613
Toronto, Ontario   M5J 2S1
                                                BANK ONE, NA (CANADA BRANCH)
Attention:        Vice President

Telephone:        (416) 365-5260                Per:   /s/  Daniel A. Davis
                                                       --------------------
                                                       Name:  Daniel A. Davis
Fax:              (416) 363-7574                       Title:  Director

ADDRESS:                                        BAYERISCHE LANDESBANK
                                                GIROZENTRALE, TORONTO BRANCH

3210, 181 Bay Street
Toronto, Ontario  M5J 2T3                       Per:    /s/  Thomas A. Miller
                                                        ---------------------
                                                        Name:  Thomas A. Miller
Attention:        Vice President and                    Title:  Vice President
                  Manager, Lending

Telephone:        (416) 815-4394                Per:    /s/  Bernd Erpenbeck
                                                        --------------------
                                                        Name:  Bern Erpenbeck
Fax:              (416) 862-2381                        Title:  Vice President

ADDRESS:

Agency Services Group
12th Floor, South Tower
Royal Bank Plaza, 200 Bay Street                ROYAL BANK OF CANADA
Toronto, Ontario   M5J 2W7                      ADMINISTRATIVE AGENT

Attention:        Manager, Agency

Telephone:        (416) 842-3901                By:     /s/  Gail Watkin
                                                        ----------------
                                                        Gail Watkin
Fax:              (416) 842-4023                        Manager, Agency

                                                                         ANNEX I

                                  DEFINED TERMS

"ACCOUNTS" means the accounts and records established by the Agent pursuant to
Section 3.11 to record each Borrower's liability to each of the Lenders, the Fronting Lender and the Agent in respect of Borrowings and other amounts outstanding by each Borrower to each of the Lenders, the Fronting Lender and the Agent hereunder.

"ACQUIRED DEBT" means, with respect to any specified Person:

(a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including and together with, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

(b) Indebtedness secured by a Lien encumbering any assets acquired by such specified Person, and any refinancing of the foregoing indebtedness on similar terms, taking into account current market conditions.

"ADVANCES" has the meaning given to such term in Section 1.1(a) of the Agreement.

"AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

(a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

(b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"AGENT" means Royal Bank of Canada, acting through its Agent's Branch of Account, and its successors and assigns as administrative agent under the Agreement.

"AGENT'S BRANCH OF ACCOUNT" means with respect to Advances and Borrowings, the principal office of the Agent in Toronto, Ontario or such other office or branch of the Agent in Canada as the Agent and the Borrowers, each acting reasonably, may agree upon from time to time and as advised to the Lenders in writing.

"AGENT-RELATED PERSONS" means the Agent and its Affiliates, the Arranger, any successor to Agent appointed in accordance with the Loan Documents, and the officers, directors, employees, agents and attorneys-in-fact of such Persons.

"AGREEMENT" means the Credit Agreement dated the Closing Date among Borrowers, Agent and Lenders to which these defined terms form Annex 1 thereto and as it may be further amended, supplemented, restated or otherwise modified and in effect from time to time.

"APPLICABLE CURRENCY" means:

(a) when used with respect to any Prime Rate Loan or any Bankers' Acceptance, Canadian Dollars; and

(b) when used with respect to any US Base Rate Loan or any US Dollar Eurodollar Loan, US Dollars.

"APPLICABLE LENDING OFFICE" means, for each Lender and for each Type of Loan, the office of the Lender set out on the execution page hereof or such other office of such Lender as such Lender may from time to time specify to Agent and Borrowers by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

"APPLICATION DATE" means with respect to any Letter of Credit, the date on which an LC Application for such Letter of Credit is submitted to the Agent or, in the case of the Continued Letters of Credit, the date the Agreement becomes effective.

"ARRANGER" means RBC Capital Markets.

"BA/LC COLLATERAL" has the meaning given such term in Section 2.9 of the Agreement.

"BA DISCOUNT RATE" means, in respect of a BA being accepted by a Lender on any date:

(a) for a Lender that is listed in Schedule I to the Bank Act (Canada), the average bankers' acceptance rate as quoted on Reuters CDOR page (or such other page as may, from time to time, replace such page on that service for the purpose of displaying quotations for bankers' acceptances accepted by leading Canadian financial institutions) at approximately 10:00 a.m. (Toronto, Ontario time) on such drawdown date for bankers' acceptances having a comparable maturity date as the maturity date of such BA (the "CDOR Rate"); or, if such rate is not available at or about such time, the average of the bankers' acceptance rates (expressed to five decimal places) as quoted to the Agent by the Schedule I BA Reference Banks as of 10:00 a.m. (Toronto, Ontario time) on such drawdown date for bankers' acceptances having a comparable maturity date as the maturity date of such BA; and

(b) for a Lender that is listed in Schedule II to the Bank Act (Canada) or a Lender that is listed in Schedule III to the Bank Act (Canada) that is not subject to the restrictions and requirements referred to in subsection 524
      (2) of the Bank Act (Canada), the rate established by the Agent to be the lesser of:

      (i)   the CDOR Rate plus 10 Basis Points; and

      (ii) the average of the bankers' acceptance rates (expressed to five decimal places) as quoted to the Agent by the Schedule II BA Reference Banks as of 10:00 a.m. (Toronto, Ontario time) on such drawdown date for bankers' acceptances having a comparable maturity date as the maturity date of such BA.

"BANKERS' ACCEPTANCE" or "BA" means a Canadian Dollar draft of either Borrower, for a term selected by such Borrower in accordance with the Agreement payable in Canada.

"BANKRUPTCY AND INSOLVENCY ACT (CANADA)" means the Bankruptcy and Insolvency Act, S.C. 1992, c. 27, including the regulations made and, from time to time, in force under that Act.

"BASIS POINT" means one one-hundredth of one percent (0.01%).

"BORROWERS" means Northstar Energy and Devon Canada.

"BORROWING" means a borrowing of new Loans of a single Type pursuant to Section
1.2 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of US Dollar Eurodollar Loans, with the same Eurodollar Interest Period) pursuant to Section 1.3 or the acceptance or purchase of Bankers' Acceptances issued by Borrowers or the issuance of Direct Letters of Credit by the Agent for and on behalf of the Lenders or the issuance of Fronted Letters of Credit by the Fronting Lender for the account of the Lenders or the Continuation or Conversion of existing Bankers' Acceptances into Loans of a single Type in the case of US Dollar Eurodollar Loans with the same Interest Period pursuant to
Section 1.3 of the Agreement.

"BORROWING NOTICE" means a written or telephonic request, or a written confirmation, made by any Borrower which meets the requirements of Section 1.2 of the Agreement.

"BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Calgary, Alberta and Toronto, Ontario. Any Business Day in any way relating to US Dollar Eurodollar Loans (such as the day on which a Eurodollar Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in US Dollars are carried out in the interbank eurocurrency market.

"CANADIAN DOLLAR" or "CDN. $" means the lawful currency of Canada.

"CANADIAN RESIDENT LENDER" means each Lender identified as such on Annex II to the Agreement or any Assignment and Acceptance executed by a new Lender, each being a Person that is:

(a) not a non-resident of Canada for the purposes of the Income Tax Act (Canada); or

(b) a Person that is an "AUTHORIZED FOREIGN BANK" as defined in section 2 of the Bank Act (Canada) and in subsection 248(1) of the Income Tax Act (Canada) which will receive all amounts paid or credited to it under the Obligations in respect of its "CANADIAN BANKING BUSINESS" for the purposes of paragraph 212(13.3)(a) of the Income Tax Act (Canada).

"CHANGE OF CONTROL" means the occurrence of either of the following events:

(a) any Person (or syndicate or group of Persons which is deemed a "person" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires more than fifty percent (50%) of the outstanding stock of US Parent having ordinary voting power (disregarding changes in voting power based on the occurrence of contingencies) for the election of directors; or

(b) during any period of twelve successive months a majority of the Persons who were directors of US Parent at the beginning of such period cease to be directors of US Parent, unless such cessation relates to a voluntary reduction by US Parent of the number of directors that comprise the board of directors of US Parent.

"CHANGE OF LAW" has the meaning given to it in Section 3.2(a) of the Agreement.

"CLOSING DATE" means July 25, 2002.

"COMPANIES' CREDITORS ARRANGEMENT ACT (CANADA)" means the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, including the regulations made and from time to time in force under that Act.

"CONSOLIDATED" refers to the consolidation of any Person, in accordance with US GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

"CONSOLIDATED ASSETS" means the total assets of US Parent and its Restricted Subsidiaries which would be shown as assets on a Consolidated balance sheet of US Parent and its Restricted Subsidiaries prepared in accordance with US GAAP, after eliminating all amounts properly attributable to minority interest, if any, in the stock and surplus of the Restricted Subsidiaries.

"CONTINUATION" shall refer to the continuation pursuant to Section 1.3 of the Agreement of a US Dollar Eurodollar Loan as a US Dollar Eurodollar Loan from one Interest Period to the next Eurodollar Interest Period or a rollover of a Bankers' Acceptance at maturity.

"CONTINUATION/CONVERSION NOTICE" means a written confirmation, made by the applicable Borrower which meets the requirements of Section 1.3.

"CONTINUED LETTERS OF CREDIT" has the meaning given to it in Section 1.1(c)

"CONVERSION" shall refer to a conversion pursuant to Section 1.3 or Article 3 of one Type of Advance into another Type of Advance.

"DBRS" means Dominion Bond Rating Service Limited, or its successor.

"DEFAULT" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

"DEFAULT RATE" means at the time in question:

(a) with respect to any US Dollar Eurodollar Loan, the rate two percent (2%) per annum above the US Dollar Eurodollar Rate then in effect for such Loan;

(b) with respect to any Prime Rate Loan, the rate two percent (2%) per annum above the Prime Rate then in effect for such Loan; and

(c) with respect to any US Base Rate Loan, the rate two percent (2%) per annum above the US Dollar Base Rate then in effect for such Loan;

No Default Rate charged by any Person shall ever exceed the Highest Lawful Rate.

"DEPOSITORY BILLS AND NOTES ACT (CANADA)" means the Depository Bills and Notes Act (Canada), R.S.C. 1998, c. 13, including the regulations made and, from time to time, in force under that Act.

"DEVON CANADA" means Devon Canada Corporation, an Alberta corporation and successor to Anderson Exploration Ltd.

"DEVON NEVADA" means Devon Energy Corporation (Nevada), a Nevada corporation.

"DEVON OKLAHOMA" means Devon Energy Corporation (Oklahoma), an Oklahoma corporation, formerly known as Devon Energy Corporation, an Oklahoma corporation.

"DEVON SFS" means Devon SFS Operating, Inc., a Delaware corporation.

"DEVON TRUST" means Devon Financing Trust II, a statutory business trust formed under the laws of the State of Delaware.

"DEVON TRUST REGISTRATION STATEMENT" means the Registration Statement on Form S-3 filed by US Parent under the Securities Act of 1933 on November 16, 2000 with respect to the issuance by US Parent of Common Stock, Preferred Stock, Debt Securities, Stock Purchase Agreements and Stock Purchase Units, and the issuance by Devon Financing Trust II of Trust Preferred Securities guaranteed by US Parent, as amended and supplemented from time to time.

"DEVON TRUST SECURITIES" means those certain Trust Preferred Securities, which may be issued by Devon Trust pursuant to the Registration Statement in an aggregate face amount not to exceed US $447,261,200.

"DIRECT LETTERS OF CREDIT" has the meaning given to it in Section 1.1(a)(iii).

"DISCLOSURE REPORT" means a written notice given by US Parent to all Lender Parties or a certificate given by the Senior Vice President-Finance or the Treasurer of US Parent under Sections 6.2(a) and (b).

"DISCLOSURE SCHEDULE" means Schedule 1 to the Agreement.

"DISCOUNT PROCEEDS" means, in respect of each Bankers' Acceptance, funds in an amount which is equal to:

                                  FACE AMOUNT
                                  -----------
                                  1 + (Rate x Term)
                                      (-----------)
                                      (    365    )

(where "FACE AMOUNT" is the principal amount of the Bankers' Acceptance being purchased, "RATE" is the BA Discount Rate divided by 100 and "TERM" is the number of days in the term of the Bankers' Acceptance.)

"ELIGIBLE ASSIGNEE" means a Person which either:

(a)   is a Lender or an Affiliate of a Lender;

(b)   an Approved Fund; or

(c)   is consented to as an Eligible Assignee by Agent;

and, so long as no Event of Default is continuing, by the Borrowers, in each case which consent will not be unreasonably withheld and which, prior to an Event of Default, is a Canadian Resident Lender, provided that the Borrowers' consent shall not be required for a Person to be an "ELIGIBLE ASSIGNEE" for purposes of Section 10.6(d) of the Agreement. As used in this definition, "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, and "APPROVED FUND" means any Fund that is administered or managed by:

(d)   a Lender;

(e)   an Affiliate of a Lender; or

(f) an entity or an Affiliate of an entity that administers or manages a Lender.

"ENVIRONMENTAL LAWS" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

"ERISA AFFILIATE" means US Parent and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with US Parent, are treated as a single employer under Section 414 of the Internal Revenue Code.

"ERISA PLAN" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

"EURODOLLAR INTEREST PERIOD" means, with respect to each particular US Dollar Eurodollar Loan in a Borrowing, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending one, two, three or six months thereafter, as the applicable Borrower may elect in such notice; provided that:

(a) any Eurodollar Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Eurodollar Interest Period shall end on the next preceding Business Day;

(b) any Eurodollar Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period) shall end on the last Business Day in a calendar month; and

(c) notwithstanding the foregoing, any Eurodollar Interest Period for Loans which would otherwise end after the Maturity Date shall end on the Maturity Date (or, if the last day of such period is not a Business Day, on the next preceding Business Day).

"EVENT OF DEFAULT" has the meaning given to such term in Section 8.1 thereof.

"EXCHANGE EQUIVALENT" in respect of one currency (the "ORIGINAL CURRENCY"), being Canadian Dollars or US Dollars, as the case may be, means, at the date of determination, the amount of currency expressed in the other such currency necessary to purchase, based on the Noon Rate on such date, the specified amount of the Original Currency on such date.

"EXTENSION DATE" has the meaning given to it in Section 1.6(b).

"FACILITY USAGE" means, at the time in question, the Canadian Dollar Equivalent of the aggregate amount of Loans, LC Obligations, and BA's outstanding at such time.

"FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day, provided that:

(a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; and

(b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate (rounded upwards, if necessary, to the nearest 1/100th of one percent) quoted to Agent on such day on such transactions as determined by Agent.

"FISCAL QUARTER" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

"FISCAL YEAR" means a twelve-month period ending on December 31 of any year.

"FRONTED LETTER OF CREDIT" has the meaning given to it in Section 1.1(a)(iii).

"FRONTING FEE RATE" means with respect to any Fronted Letter of Credit, the per annum fee, not to exceed fifteen (15) Basis Points, agreed to by the Fronting Lender and the Borrowers at the time of the issuance of the first Fronted Letter of Credit issued by such Fronting Lender.

"FRONTING LENDER" means the Lender from time to time appointed under the Agreement to issue Fronted Letters of Credit;

"GOVERNMENTAL AUTHORITY" means any domestic or foreign, national, federal, provincial, state, municipal or other local government or body and any division, agency, ministry, commission, board or authority or any quasi-governmental or private body exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing, and any domestic, foreign or international judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel acting under the authority of any of the foregoing.

"HAZARDOUS MATERIALS" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

"HEDGING CONTRACT" means:

(a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing;

(b)   any option, futures or forward contract traded on an exchange; and

(c)   any other derivative agreement or other similar agreement or arrangement.

"HIGHEST LAWFUL RATE" means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

"INCOME TAX ACT (CANADA)" means the Income Tax Act, R.S.C. 1985 c.1 (5th Supp), including the regulations made and, from time to time, in force under that Act.

"INDEBTEDNESS" of any Person means Liabilities in any of the following categories:

(a)   Liabilities for borrowed money;

(b) Liabilities constituting an obligation to pay the deferred purchase price of property or services, other than customary payment terms taken in the ordinary course of such Person's business;

(c)   Liabilities evidenced by a bond, debenture, note or similar instrument;

(d) Liabilities arising under conditional sales or other title retention agreements or under leases capitalized in accordance with US GAAP, but excluding customary oil, gas or mineral leases and operating leases;

(e) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment);

(f)   Liabilities under Hedging Contracts;

(g) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor; or

(h) Liabilities under direct or indirect guaranties of Liabilities of any Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Indebtedness of the types described in paragraphs (a) through (g) above of any Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase debt, assets, goods, securities or services, but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection);

provided, however, that the "INDEBTEDNESS" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor. Any Indebtedness owed by a partnership shall be deemed Indebtedness of any partner in such partnership to the extent such partner has any liability of any kind therefor.

"INITIAL FINANCIAL STATEMENTS" means:

(a) the audited annual Consolidated financial statements of US Parent dated as of December 31, 2001; and

(b) the unaudited quarterly Consolidated financial statements of US Parent dated as of March 31, 2002.

"INTEREST ACT (CANADA)" means the Interest Act, R.S.C. 1985, c. I-15, including the regulations made and, from time to time, in force under that Act.

"INTEREST PAYMENT DATE" means:

(a) with respect to each US Base Rate Loan and Prime Rate Loan, the last Business Day of each March, June, September and December beginning September 30, 2002; and

(b) with respect to each US Dollar Eurodollar Loan, the last day of the Eurodollar Interest Period that is applicable thereto; provided that the last day of each calendar month shall also be an Interest Payment Date for each such US Dollar Eurodollar Loan so long as any Event of Default exists under Section 8.1(a) or (b).

"INTERNAL REVENUE CODE" means the United States Internal Revenue Code of 1986, as amended from time to time and any successor statute or statutes.

"INVESTMENT" means any investment made directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise and whether made in cash, by the transfer of property, or by any other means.

"ISSUANCE DATE" means as to any Letter of Credit, the date on which such Letter of Credit is issued.

"JUDGMENT INTEREST ACT (ALBERTA)" means the Judgment Interest Act, R.S.A. 2000,
c. J-1, including the regulations made and, from time to time, in force under that Act.

"LAW" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or Canada or any state, province or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

"LC APPLICATION" means an application on the Agent's or Fronting Lender's, as applicable, standard form of letter of credit application submitted to the Agent or the Fronting Lender by a Borrower requesting the Lenders or the Fronting Lender to open a Letter of Credit hereunder subject to such reasonable changes thereto as are requested by a Borrower and agreed to by the Agent or Fronting Lender, acting reasonably, in order to make the LC Application not inconsistent with the provisions of the Agreement and the Borrowers' and US Parent's other credit facilities, including, without limitation, the US Agreement.

"LC DISBURSEMENT" means any payment by a Lender or, if applicable, the Fronting Lender under a Letter of Credit plus all taxes and reasonable and customary, fees, charges and other costs and expenses incurred by such Lender or, if applicable, the Fronting Lender in connection with such payment.

"LC EXPENSES" has the meaning given to it in Section 2.6(a) of the Agreement.

"LC OBLIGATIONS" means the obligation of the applicable Borrower at any time for the amount equal to the sum of the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit issued at the request of such Borrower.

"LC FEE RATE" means with respect to any Letter of Credit issued by any Lender or, if applicable, the Fronting Lender, at any time, seventy-five (75) Basis Points per annum.

"LENDER PARTIES" means Agent, all Lenders and the Fronting Lender.

"LENDERS" means each signatory to the Agreement (other than any Borrower), including Royal Bank of Canada, acting through its Agent's Branch of Account, in the capacity of a Lender hereunder, rather than as Agent and the successors of each such party.

"LENDERS SCHEDULE" means Annex II to the Agreement.

"LETTER OF CREDIT" means any letter of credit issued by the Agent for and on behalf of the Lenders or by the Fronting Lender for the account of the Lenders on or after the Closing Date but prior to the Maturity Date upon the submission of an LC Application as herein provided, in accordance with Section 2.5, in each case as the same may be amended, supplemented, extended or otherwise modified from time to time in accordance with the terms hereof and thereof. "LETTERS OF CREDIT" shall refer collectively to all Letters of Credit outstanding at any time.

"LIABILITIES" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to US GAAP.

"LIEN" means, with respect to any property or assets, any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset. "LIEN" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

"LOANS" has the meaning given it in Section 1.1(a) of the Agreement.

"LOAN DOCUMENTS" means the Agreement, the Letters of Credit, the LC Applications related thereto, the BA's, the guarantee executed by the US Parent, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

"MAJORITY LENDERS" means Lenders whose aggregate Percentage Shares exceed sixty-six and two thirds percent (66 2/3%).

"MARGIN STOCK" means "MARGIN STOCK" as defined in Reg U.

"MATERIAL ADVERSE EFFECT" means, when used in connection with a specified Person, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets and liabilities (taken together), financial condition or results of operations of such Person and its subsidiaries taken as a whole; provided however, that:

(a) any adverse change, effect or development that is caused by or results from conditions affecting the United States economy generally or the economy of any nation or region in which such Person or its subsidiaries conduct business that is material to the business of such Person and its subsidiaries, taken as whole, shall not be taken into account in determining whether there has been (or whether there could reasonably be foreseen) a "Material Adverse Effect" with respect to such Person; and

(b) any adverse change, effect or development that is caused by or results from conditions generally affecting the industries (including the oil and gas industry) in which such Person conducts its business shall not be taken into account in determining whether there has been (or whether there could reasonably be foreseen) a "Material Adverse Effect" with respect to such Person.

Unless the context otherwise requires, the term Material Adverse Effect shall be deemed to be used in connection with the US Parent and its subsidiaries taken as a whole.

"MATERIAL SUBSIDIARY" means a Subsidiary of US Parent which owns assets having a book value that exceeds ten percent (10%) of the book value of US Parent's Consolidated assets.

"MATURITY DATE" means July 23, 2003, subject to extension as provided for in
Section 1.6 of the Agreement.

"MAXIMUM CREDIT AMOUNT" means Cdn. $140,000,000 or the US Dollar Exchange Equivalent thereof.

"MOODY'S" means Moody's Investor Service, Inc., or its successor.

"MULTIEMPLOYER PLAN" mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any ERISA Affiliate is making or is obligated to make contributions or, during the five preceding plan years, has made or has been obligated to make contributions.

"NET PROCEEDS" means with respect to any Bankers' Acceptance, the Discount Proceeds less the amount equal to the applicable Stamping Fee Rate multiplied by the face amount of such Bankers' Acceptance.

"NON-ACCEPTING LENDER" has the meaning given to it in Section 1.6(a)(ii) of the Agreement.

"NOON RATE" means, in relation to the conversion of one currency into another currency, the rate of exchange for such conversion as quoted by the Bank of Canada (or, if not so quoted, the spot rate of exchange quoted for wholesale transactions made by Agent at Toronto, Ontario at approximately noon (Toronto, Ontario local time)).

"NORTHSTAR ENERGY" means Northstar Energy Corporation, an amalgamated Alberta corporation.

"OBLIGATIONS" means the aggregate Liabilities from time to time owing by each Borrower to any Lender Party under or pursuant to any of the Loan Documents, including, without limitation, all LC Obligations owing thereunder. "OBLIGATION" means any part of the Obligations.

"OFFER OF EXTENSION" means a written offer by Agent, for and on behalf of Required Lenders, to Borrowers to extend the Maturity Date to a date 364 days from acceptance by Borrowers of such offer, and setting forth, if applicable, the terms and conditions on which such extension is offered by the Lenders and as may be accepted by Borrowers.

"PENNZENERGY DEBENTURES" means the following Debentures of PennzEnergy Company, which were issued prior to the merger of PennzEnergy Company with and into US
Parent:

(a) 10.125% Debentures due November 15, 2009 in the aggregate principal amount of US $200,000,000;

(b) 10.25% Debentures due November 1, 2005 in the aggregate principal amount of US $250,000,000;

(c)   the PennzEnergy Exchangeable Debentures.

"PENNZENERGY EXCHANGEABLE DEBENTURES" means the following Exchangeable Debentures of PennzEnergy Company, which were issued prior to the merger of PennzEnergy Company with and into US Parent:

(a) 4.90% Exchangeable Senior Debentures due August 15, 2008 in the aggregate principal amount of US $443,807,000; and

(b) 4.95% Exchangeable Senior Debentures due August 15, 2008 in the aggregate principal amount of US $316,506,000.

"PERCENTAGE SHARE" means with respect to any Lender:

(a) when used in Article 1, in Article 2 prior to the Maturity Date, in any Borrowing Notice under the Agreement or when no Advances are outstanding, the percentage set forth opposite such Lender's name on the Lenders Schedule as modified by assignments of a Lender's rights and obligations under the Agreement made by or to such Lender in accordance with the terms of the Agreement; and

(b) when used otherwise, the percentage obtained by dividing (x) the sum of the unpaid principal balance of such Lender's Advances, by (y) the sum of the aggregate unpaid principal balance of all Advances at such time.

"PERMITTED LIENS" means:

(a) Liens for taxes, assessments or governmental charges which are not due or delinquent, or the validity of which US Parent or any Restricted Subsidiary shall be contesting in good faith; provided US Parent or such Restricted Subsidiary shall have made adequate provision therefor in accordance with US GAAP;

(b) the Lien of any judgment rendered, or claim filed, against US Parent or any Restricted Subsidiary which does not constitute an Event of Default and which US Parent or any such Restricted Subsidiary shall be contesting in good faith; provided US Parent or such Restricted Subsidiary shall have made adequate provision therefor in accordance with US GAAP;

(c) Liens, privileges or other charges imposed or permitted by law such as statutory liens and deemed trusts, carriers' liens, builders' liens, materialmens' liens and other liens, privileges or other charges of a similar nature which relate to obligations not due or delinquent, including any lien or trust arising in connection with workers' compensation, unemployment insurance, pension, employment and similar laws or regulations;

(d) Liens arising in the ordinary course of and incidental to construction, maintenance or current operations which have not been filed pursuant to law against US Parent or any Restricted Subsidiary or in respect of which no steps or proceedings to enforce such lien have been initiated or which relate to obligations which are not due or delinquent or if due or delinquent, which US Parent or such Restricted Subsidiary shall be contesting in good faith; provided US Parent or such Restricted Subsidiary shall have made adequate provision therefor in accordance with US GAAP;

(e) Liens incurred or created in the ordinary course of business and in accordance with sound oil and gas industry practice in respect of the exploration, development or operation of oil and gas properties or related production or processing facilities or the transmission of petroleum substances as security in favor of any other Person conducting the exploration, development, operation or transmission of the property to which such Liens relate, for US Parent's or any of its Restricted Subsidiaries' portion of the costs and expenses of such exploration, development, operation or transmission, provided that such costs or expenses are not due or delinquent or, if due or delinquent, which US Parent or such Restricted Subsidiary shall be contesting in good faith; provided US Parent or such Restricted Subsidiary shall have made adequate provision therefor in accordance with US GAAP;

(f) overriding royalty interests, net profit interests, reversionary interests and carried interests or other similar burdens on production in respect of US Parent's or any of its Restricted Subsidiaries' oil and gas properties that are entered into with or granted to arm's length third parties in the ordinary course of business and in accordance with sound oil and gas industry practice in the area of operation;

(g) Liens for penalties arising under non-participation provisions of operating agreements in respect of US Parent's or any of its Restricted Subsidiaries' oil and gas properties if such Liens do not materially detract from the value of any material part of the property of US Parent and its Subsidiaries taken as a whole;

(h) easements, rights-of-way, servitudes, zoning or other similar rights or restrictions in respect of land held by US Parent or any Restricted Subsidiary (including, without limitation, rights-of-way and servitudes for railways, sewers, drains, pipe lines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) which, either alone or in the aggregate, do not materially detract from the value of such land or materially impair its use in the operation of the business of US Parent and its Restricted Subsidiaries taken as a whole;

(i) security given by US Parent or any Restricted Subsidiary to a public utility or any Governmental Authority when required by such public utility or Governmental Authority in the ordinary course of the business of US Parent or any Restricted Subsidiary in connection with operations of US Parent or any Restricted Subsidiary if such security does not, either alone or in the aggregate, materially detract from the value of any material part of the property of US Parent and its Restricted Subsidiaries taken as a whole;

(j) the right reserved to or vested in any Governmental Authority by the terms of any lease, license, grant or permit or by any statutory or regulatory provision to terminate any such lease, license, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

(k) all reservations in the original grant of any lands and premises or any interests therein and all statutory exceptions, qualifications and reservations in respect of title;

(l) any Lien from time to time disclosed by either Borrower or US Parent or any Restricted Subsidiary to the Agent and which is consented to by the Majority Lenders;

(m) any right of first refusal in favor of any Person granted in the ordinary course of business with respect to all or any of the oil and gas properties of US Parent or any Restricted Subsidiary;

(n) Liens on cash or marketable securities of US Parent or any Restricted Subsidiary granted in connection with any Hedging Contract permitted under the US Agreement;

(o) Liens in respect of Indebtedness permitted by Sections 7.1(b), 7.1(f) and 7.1(i) of this Agreement and Indebtedness permitted to be secured by
      Section 7.1(c) of this Agreement;

(p) Liens in favor of the Agent for the benefit of the Lender Parties and Liens in favour of the US Agent and the Canadian Agent (as those terms are defined in the US Agreement) permitted by Section 2.5 or other similar provisions of the US Agreement as at the date hereof;

(q) Liens to collateralize moneys held in a cash collateral account by a lender in respect of the prepayment of bankers' acceptances, letters of credit or similar obligations accepted or issued by such lender but only if at the time of such prepayment no default or event of default has occurred and is continuing under the credit facility pursuant to which the bankers' acceptances or letters of credit have been accepted or issued;

(r) purchase money Liens upon or in any tangible personal property and fixtures (including real property surface rights upon which such fixtures are located and contractual rights and receivables relating to such property) acquired by US Parent or a Restricted Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property, including any Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of any such acquisition);

(s) the rights of buyers under production sale contracts related to US Parent's or a Restricted Subsidiary's share of petroleum substances entered into in the ordinary course of business, provided that the contracts create no rights (including any Lien) in favor of the buyer or any other Person in, to or over any reserves of petroleum substances or other assets of US Parent or a Restricted Subsidiary, other than a dedication of reserves (not by way of Lien or absolute assignment) on usual industry terms;

(t) Liens arising in respect of operating leases of personal property under which Borrowers or any of their Subsidiaries are lessees;

(u) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary, is merged into or amalgamated or consolidated with US Parent or any of its Subsidiaries; provided, such Liens were in existence prior to the contemplation of such stock acquisition, merger, amalgamation or consolidation and do not extend to any assets other than those of the Person so acquired or merged into or amalgamated or consolidated with US Parent or any of its Subsidiaries;

(v) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the preceding paragraphs (a) to (u) inclusive of this definition, so long as any such extension, renewal or replacement of such Lien is limited to all or any part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property), the indebtedness or obligation secured thereby is not increased and such Lien is otherwise permitted by the applicable section above;

(w)   Liens on Margin Stock;

(x) in addition to Liens permitted by clauses (a) through (w) above, Liens on property or assets if the aggregate Indebtedness secured thereby does not exceed two percent (2%) of Consolidated Assets;

provided that nothing in this definition shall in and of itself constitute or be deemed to constitute an agreement or acknowledgment by the Agent or any Lender that the Indebtedness subject to or secured by any such Permitted Lien ranks (apart from the effect of any Lien included in or inherent in any such Permitted Liens) in priority to the Obligations.

"PERSON" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

"PRIME RATE" means on any day a fluctuating rate of interest per annum equal to the higher of:

(a) the rate of interest per annum most recently announced by Agent as its reference rate for Canadian Dollar commercial loans made to a Person in Canada; and

(b) Agent's Discount Rate for Bankers' Acceptances having a maturity of thirty days plus seventy-five (75) Basis Points.

No Prime Rate charged by any Person shall ever exceed the Highest Lawful Rate.

"PRIME RATE LOAN" means a Loan that bears interest at the Prime Rate.

"RATING AGENCY" means any of S & P or Moody's, or their respective successors.

"REG U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System.

"REQUEST FOR AN OFFER OF EXTENSION" means a written request made by Borrowers to the Lenders to have Required Lenders issue an offer to Borrowers extending the Maturity Date for a further 364 days.

"REQUIRED LENDERS" means Lenders whose aggregate Percentage Shares exceed fifty percent (50%).

"RESTRICTED PERSON" means any of US Parent and each Restricted Subsidiary.

"RESTRICTED SUBSIDIARY" means each Borrower, Devon Oklahoma, Devon SFS, Devon Financing ULC, Devon Operating Company Ltd., Devon Canada and any other Subsidiary of US Parent that is not an Unrestricted Subsidiary.

"S & P" means Standard & Poor's Ratings Services (a division of McGraw Hill Companies, Inc.), or its successor.

"SCHEDULE I BA REFERENCE BANKS" means the Lenders listed in Schedule I to the Bank Act (Canada) as are, at such time, designated by Agent, with the prior consent of Borrowers (acting reasonably), as the Schedule I BA Reference Banks; provided there shall be no more than 2 Schedule I BA Reference Banks at any time.

"SCHEDULE II BA REFERENCE BANKS" means the Lenders listed in Schedule II to the Bank Act (Canada) and the Lenders listed in Schedule III to the Bank Act (Canada) that are not subject to the restrictions and requirements referred to in subsection 524(2) of the Bank Act (Canada) as are, at such time, designated by Agent, with the prior consent of the Borrowers (acting reasonably), as the
Schedule II BA Reference Banks; provided that there shall be no more than 2
Schedule II BA Reference Banks at any time.

"SECURITIES FILINGS" has the meaning given to it in Section 5.6.

"STAMPING FEE RATE" means with respect to any Bankers' Acceptance accepted by any Lender at any time, seventy-five (75) Basis Points per annum.

"SUBORDINATED US PARENT DEBENTURES" means those certain Convertible Junior Subordinated Debentures which may be issued by US Parent to Devon Trust pursuant to the Registration Statement in an aggregate amount not to exceed US $447,261,200, which will be subordinate to the Obligations.

"SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, business trust, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person, provided that:

(a)   associations, joint ventures or other relationships:

      (i) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only;

      (ii) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law; and

      (iii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties, transportation and related facilities and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "SUBSIDIARIES" of such Person; and

(b)   associations, joint ventures or other relationships:

      (i) which are not corporations or partnerships under applicable provincial Law; and

      (ii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties, transportation and related facilities and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "SUBSIDIARIES" of such Person.

"TERMINATION EVENT" means:

(a)   the occurrence with respect to any ERISA Plan of:

      (i)   a reportable event described in Sections 4043(c)(5) or (6) of ERISA;
            or

      (ii) any other reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA; or

(b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or

(c) a complete or partial withdrawal by any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; or

(d) the filing of a notice of intent to terminate any ERISA Plan or Multiemployer Plan or the treatment of any ERISA Plan amendment or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; or

(e) the institution of proceedings to terminate any ERISA Plan or Multiemployer Plan by the Pension Benefit Guaranty Corporation under
      Section 4042 of ERISA; or

(f) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or Multiemployer Plan.

"TOTAL CAPITALIZATION" means the sum (without duplication) of:

(a)   US Parent's Consolidated Total Funded Debt plus

(b)   US Parent's Consolidated shareholder's equity plus

(c) 60% of the outstanding balance of the Devon Trust Securities.

Total Capitalization shall be calculated excluding non-cash write-downs and related charges which are required under Rule 4-10 (Financial Accounting and Reporting for Oil and Gas Producing Activities Pursuant to the Federal Securities Laws and the Energy Policy and Conservation Act of 1975) of Regulation S-X promulgated by Securities and Exchange Commission Regulation, or by US GAAP.

"TOTAL FUNDED DEBT" means:

(a) Liabilities referred to in clauses (a), (b), (c), (d), and (e) of the definition of "Indebtedness", plus

(b)   40% of the outstanding balance of the Devon Trust Securities.

Total Funded Debt shall not include the PennzEnergy Exchangeable Debentures.

"TRIBUNAL" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or Canada or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

"TYPE" means with respect to any Advances, the characterization of such Advances as US Base Rate Loans, Prime Rate Loans, US Dollar Eurodollar Loans Bankers' Acceptances or Letters of Credit.

"UNIFORM CUSTOMS" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

"UNRESTRICTED SUBSIDIARY" means any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization:

(a)   which is listed below in this definition, or

(b) in which US Parent did not own an interest (directly or indirectly) as of June 7, 2002, which thereafter became a Subsidiary of US Parent and which, within 90 days after becoming a Subsidiary of US Parent, was designated as an Unrestricted Subsidiary by US Parent under the US Agreement;

provided that in the event any such Subsidiary becomes a Material Subsidiary at any time, such Subsidiary shall cease to be an Unrestricted Subsidiary at such time and shall automatically become a Restricted Subsidiary. The Subsidiaries of US Parent listed on Attachment 1 to this Annex I shall initially be designated as Unrestricted Subsidiaries.

"US AGENT" means Bank of America, N.A., as administrative agent, under the US Agreement and its successors and assigns in such capacity.

"US AGREEMENT" means the Amended and Restated US Credit Agreement dated as of June 7, 2002 and as it may be further amended, supplemented, restated or otherwise modified and in effect from time to time.

"US BASE RATE LOAN" means a Loan which bears interest at the US Dollar Base
Rate.

"US DOLLAR" or "US $" means the lawful currency of the United States of America.

"US DOLLAR BASE RATE" means for a day, the rate per annum equal to the higher of:

(a)   the Federal Funds Rate for such day plus one-half of one percent (0.5%);
      and

(b) the rate of interest per annum most recently established by Agent as its reference rate for US Dollar commercial loans made to a Person in Canada.

Any change in the US Dollar Base Rate due to a change in the Agent's reference rate shall be effective on the effective date of such change. No US Dollar Base Rate charged by any Person shall ever exceed the Highest Lawful Rate.

"US DOLLAR EURODOLLAR LOAN" means a Loan which bears interest at the Adjusted US Dollar Eurodollar Rate.

"US DOLLAR EURODOLLAR RATE" means, for any US Dollar Eurodollar Loan within a Borrowing and with respect to the related Eurodollar Interest Period therefor:

(a) the interest rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate Screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3750) for deposits in US dollars (for delivery on the first day of such Eurodollar Interest Period) with a term equivalent to such Eurodollar Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period; or

(b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in US dollars (for delivery on the first day of such Eurodollar Interest Period) with a term equivalent to such Eurodollar Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period; or

(c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest at which deposits in US dollars (for delivery on the first day of such Eurodollar Interest Period) in same day funds in the approximate amount of the applicable US Dollar Eurodollar Loan and with a term equivalent to such Eurodollar Interest Period would be offered by its London branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period.

"US PARENT" means Devon Energy Corporation, a Delaware corporation.

"US GAAP" means those generally accepted accounting principles and practices which are recognized as such from time to time by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of US Parent and its Consolidated Subsidiaries, are applied for all periods after the Closing Date in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements.

"WITHHOLDING TAX" has the meaning given it in Section 3.2(d) of the Agreement.

                                  ATTACHMENT 1
                                       TO
                                     ANNEX I

                            UNRESTRICTED SUBSIDIARIES

                                                                       STATE OR
                                                                       JURISDICTION
         UNRESTRICTED SUBSIDIARY                                       OF EXISTENCE
1.       167496 Canada Ltd.                                            Alberta

2.       2861259 Canada Inc.                                           Canada

3.       308819 Alberta Ltd.                                           Alberta

4.       382817 Alberta Ltd.                                           Alberta

5.       413486 Alberta Ltd.                                           Alberta

6.       418263 Alberta Ltd.                                           Alberta

7.       418264 Alberta Ltd.                                           Alberta

8.       622089 B.C. Ltd.                                              British Columbia

9.       622090 B.C. Ltd.                                              British Columbia

10.      622092 B.C. Ltd.                                              British Columbia

11.      622093 B.C. Ltd.                                              British Columbia

12.      622094 B.C. Ltd.                                              British Columbia

13.      622095 B.C. Ltd.                                              British Columbia

14.      622096 B.C. Ltd.                                              British Columbia

15.      746481 Alberta Ltd.                                           Alberta

16.      892306 Alberta Ltd.                                           Alberta

17.      918879 Alberta Ltd.                                           Alberta

18.      918884 Alberta Ltd.                                           Alberta

19.      918888 Alberta Ltd.                                           Alberta

20.      Acacia Natural Gas Corporation                                Delaware

21.      Adobe Offshore Pipeline Company                               Delaware

22.      Amax Petroleum of Canada, Inc.                                Texas

23.      Anderson Exploration Inc. (US)                                Colorado

24.      Azerbaijan International Operating Company                    Cayman Islands

25.      Blackwood & Nichols Co., A Ltd. Partnership                   New Mexico

26.      Bonito Pipe Line Company                                      Delaware

27.      Braemar Shipping Company Limited                              Bermuda

28.      Bridger Petroleum Corporation Ltd.                            Alberta

29.      Cachuma Gas Processing Company                                Delaware

30.      Canoa Ranch Corporation                                       Delaware

31.      Capitan Oil Pipeline Company                                  Delaware

32.      Catclaw Pipeline, Inc.                                        Oklahoma

33.      Compagnie Atlantique SARL                                     France

34.      DBC, Inc.                                                     Oklahoma

35.      DEC (Holdings), Ltd.                                          Bahamas

36.      DEC (International), Ltd.                                     Bahamas

37.      DEC Capital S.a r.l.                                          Luxembourg

38.      DEC Gas Systems, Inc.                                         Delaware

39.      DEC International Holdings, Inc.                              Delaware

40.      DEC Louisiana Leasing, Inc.                                   Delaware

41.      DEC Operating, Inc.                                           Delaware

42.      DEC SOCO International, Inc.                                  Delaware

43.      DEC Technologies, Inc.                                        Delaware

44.      DEC, Inc.                                                     Delaware

45.      Devon Algeria Exploration, Ltd.                               Bahamas

46.      Devon AOG Corporation (fka Anderson Oil & Gas Inc.)           Alberta

47.      Devon ARL Corporation (fka Anderson Resources Ltd.)           Alberta

48.      Devon AXL (fka Anderson Exploration partnership)              Alberta

49.      Intentionally deleted.

50.      Devon Energy (Delaware) Limited                               Delaware

51.      Devon Energy (Thailand) Ltd.                                  Thailand

52.      Devon Energy Agali, Ltd.                                      Bahamas

53.      Devon Energy Angola, Ltd.                                     British Virgin Islands

54.      Devon Energy Asiatic, Inc.                                    Delaware

55.      Devon Energy Beni Suef, Inc.                                  British Virgin Islands

56.      Devon Energy Brazil Holdings, Ltd.                            Bahamas

57.      Devon Energy Canada Ltd.                                      Alberta

58.      Devon Energy Caspian Corporation                              British Virgin Islands

59.      Devon Energy Caspian Development Corporation                  British Virgin Islands

60.      Devon Energy Charitable Foundation                            Oklahoma

61.      Devon Energy China, Ltd.                                      Bahamas

62.      Devon Energy Congo, Ltd.                                      Bahamas

63.      Devon Energy Corporation (Oklahoma)                           Oklahoma

64.      Devon Energy Corporation of Argentina                         Delaware

65.      Devon Energy do Brasil Ltda.                                  Brazil

66.      Devon Energy Egypt, Inc.                                      Delaware

67.      Devon Energy Eurasia, Ltd.                                    Cayman Islands

68.      Devon Energy Exploration Brazil, Inc.                         British Virgin Islands

69.      Devon Energy Gabon, Ltd.                                      Bahamas

70.      Devon Energy Gas Marketing Company                            Delaware

71.      Devon Energy Ghana, Ltd.                                      Bahamas

72.      Devon Energy Global Resources, Ltd.                           Bahamas

73.      Devon Energy Insurance Company Limited                        Bermuda

74.      Devon Energy International Company                            Delaware

75.      Devon Energy Intrastate Pipeline Company                      Delaware

76.      Devon Energy Malaysia, Ltd.                                   Bahamas

77.      Devon Energy Management Company, L. L. C.                     Oklahoma

78.      Devon Energy Mondah Bay, Ltd.                                 Bahamas

79.      Devon Energy Morocco, Ltd.                                    Bahamas

80.      Devon Energy Offshore Pipeline Company                        Delaware

81.      Devon Energy Operating Company, L.P.                          Delaware

82.      Devon Energy Pagatan, Ltd.                                    Bahamas

83.      Devon Energy Partners A Limited Partnership                   Oklahoma

84.      Devon Energy Petroleum Pipeline Company                       Delaware

85.      Devon Energy Petroleum=s, Ltd.                                Delaware

86.      Devon Energy Port Bouet, Ltd.                                 Bahamas

87.      Devon Energy Qatar, Inc.                                      Delaware

88.      Devon Energy Red Sea, Inc.                                    British Virgin Islands

89.      Devon Energy Sinai, Inc.                                      British Virgin Islands

90.      Devon Energy South America, Ltd.                              Bahamas

91.      Devon Energy South East Asia Limited                          Bermuda

92.      Devon Energy Suez, Inc.                                       British Virgin Islands

93.      Devon Energy Thai Holding, Ltd.                               Bahamas

94.      Devon Energy Venezuela Corporation, S.A.                      British Virgin Islands

95.      Devon Energy West Africa, Ltd.                                British Virgin Islands

96.      Devon Exploration & Production, Inc.                          Delaware

97.      Devon Exploration do Brazil, Ltda.                            Brazil

98.      Devon Financing Trust                                         Delaware

99.      Devon Financing Trust II                                      Delaware

100.     Devon Gas Corporation                                         Delaware

101.     Devon Gas Marketing, Inc.                                     Delaware

102.     Devon Gas Operating, Inc.                                     Delaware

103.     Devon Gas Services, L.P.                                      Delaware

104.     Devon Holding Corporation                                     Delaware

105.     Devon Louisiana Gas Services, Inc.                            Delaware

106.     Devon Malta One, Inc.                                         Delaware

107.     Devon Malta Two, Inc.                                         Delaware

108.     Devon MND Energy Corporation                                  Delaware

109.     Devon MND Operating, Inc.                                     Delaware

110.     Devon MND Service, Inc.                                       Delaware

111.     Intentionally deleted.

112.     Devon Pacific Fuels Company                                   Delaware

113.     Devon Production Corporation                                  Nevada

114.     Devon-Blanco Company                                          Oklahoma

115.     Fanar Petroleum Company                                       Egypt

116.     Foothills Partnership                                         Alberta

117.     Gulf Coast American Corp.                                     Pennsylvania

118.     Home Exploration Limited                                      Alberta

119.     Home Hydrocarbons Inc.                                        Canada

120.     Home Oil Company Limited                                      Canada

121.     Home Oil Resources Ltd. (US)                                  Delaware

122.     Independent Pipe Line Company                                 Canada

123.     Le Bord de la Mer Limited                                     Malta

124.     Mexican Flats Service Company, Inc.                           Delaware

125.     Mitchell Resorts, Inc.                                        Delaware

126.     MND Exploration & Production, Inc.                            Delaware

127.     MND Gas Services L.L.C.                                       Delaware

128.     Morrison Gas Gathering, Inc.                                  Delaware

129.     Morrison Nuclear Inc.                                         Delaware

130.     Morrison Operating Company Ltd.                               Alberta

131.     Mountain Energy Inc.                                          Alberta

132.     Northstar Energy Inc.                                         Delaware

133.     Nueces Intrastate Pipe Line Company                           Nevada

134.     Numac Energy (Cenako) Inc.                                    Alberta

135.     Numac Energy (US) Inc.                                        Delaware

136.     Numac Energy Inc.                                             Alberta

137.     Pepco Partners, L. P.                                         Delaware

138.     Petrolera Devon (Columbia), Ltd.                              Bermuda

139.     Petrolera Santa Fe, S.A.                                      Argentina

140.     Petrolera Santa Fe Southern Cone, Inc.                        British Virgin Islands

141.     Plains Petroleum Limited                                      Alberta

142.     PSF Services, L.L.C.                                          Delaware

143.     Richland Development Corporation                              Nevada

144.     Richland Properties Company, L.L.C.                           Oklahoma

145.     Richland Transition Company                                   Delaware

146.     Sage Creek Processors, L.L.C.                                 Wyoming

147.     Santa Fe Energy Resources (Cote d'Ivoire) Ltd.                Bahamas

148.     Santa Fe Energy Resources of Canada, Inc.                     Alberta

149.     Santa Fe Energy Resources of Myanmar, Ltd.                    Bahamas

150.     Santa Fe Energy Resources of Peru, Ltd.                       Bahamas

151.     Santa Fe Energy Trust                                         Texas

152.     Scurry-Rainbow Oil (Sask) Ltd. (voluntarily liquidating)      Saskatchewan

153.     Security Purchasing, Inc.                                     Delaware

154.     SFER (Barbados) Ltd.                                          Barbados

155.     Sisquoc Gas Pipeline Company                                  Delaware

156.     Smart On Resources Inc.                                       Alberta

157.     Southwestern Gas Pipeline, Inc.                               Delaware

158.     Strategic Trust Company                                       Cayman Islands

159.     Tall Grass Gas Services, L.L.C.                               Oklahoma

160.     The Winnipeg Western Land Corporation Limited                 Canada

161.     The Woodlands Venture Capital Company                         Delaware

162.     Thunder Creek Gas Services, L.L.C.                            Wyoming

163.     Torquay Trading Company Limited                               Malta

164.     Trend Argentina, S.A.                                         Argentina

165.     Trend Exploration (PNG) Party Ltd.                            Papua New Guinea

166.     Vermejo Minerals Corporation                                  Delaware

167.     Vermejo Park Corporation                                      Delaware

168.     Wyoming Gathering and Production Company, Inc.                Delaware

                                    ANNEX II

                                 LENDER SCHEDULE

LENDER                                                       PERCENTAGE SHARE
------                                                       ----------------
Royal Bank of Canada                                         22.5% (Cdn.$31,500,000)

The Bank of Nova Scotia                                      21% (Cdn.$29,400,000)

Bank One, NA (Canada Branch)                                 35.5% (Cdn.$49,700,000)

Bayerische Landesbank Girozentrale (Toronto Branch)          21% (Cdn.$29,400,000)
                                                             ----
                                                             100% (Cdn.$140,000,000)

Each Lender is a Canadian Resident Lender.

                                   SCHEDULE 1

                               DISCLOSURE SCHEDULE

                                      None.

                                   SCHEDULE 3

                  EXISTING INDEBTEDNESS AND FUNDING COMMITMENTS

7.1(l):  Debt Schedule

Devon Canada (Anderson Notes)
6.55% Medium Term Note Face Value C$ 200,000                           08/02/06
7.25% Medium Term Note Face Value C$175,000                            07/18/05
6.75%Senior Notes Face Value $400,000                                  03/15/11

US $275,000,000 (increasable to US $375,000,000) credit                6 years following the
facility provided by Bank of America, N.A., acting                     closing thereof,
through the Canadian Branch and certain other financing                subject to extensions
institutions pursuant to an Amended and Restated
Canadian Credit Agreement dated June 7, 2002

Cdn. $10,000,000 operating credit facility provided by                 364 days, subject to
Royal Bank of Canada pursuant to a Letter Loan                         extensions
Agreement dated July 25, 2002